EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          PARALLEL TECHNOLOGIES, INC.,

              DALIAN FUSHI BIMETALLIC MANUFACTURING COMPANY, LTD.,

        THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS MANAGEMENT OF
              DALIAN FUSHI BIMETALLIC MANUFACTURING COMPANY, LTD.,

                              CHINAMERICA FUND, LP

                                       AND

            THE OTHER INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

                         DATED AS OF DECEMBER ___, 2005

                                TABLE OF CONTENTS

                                                                            PAGE

1.    DEFINITIONS..............................................................1

2.    PURCHASE AND SALE OF SHARES..............................................6

      (a)   Purchase and Sale of Shares........................................6

      (b)   The Closing........................................................7

      (c)   Performance Adjustment.............................................8

      (d)   Public Relations and Executive Searches............................9

3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY, ITS SUBSIDIARIES
      AND DALIAN FUSHI........................................................10

      (a)   Organization and Standing.........................................10

      (b)   Authorization of Transaction......................................10

      (c)   Noncontravention..................................................11

      (d)   Capitalization....................................................11

      (e)   Subsidiaries......................................................11

      (f)   Disclosure Documents; Common Stock Trading........................12

      (g)   Financial Statements..............................................13

      (h)   Events Subsequent to Most Recent Form 10-QSB......................13

      (i)   No Undisclosed Liabilities; No Guaranties.........................13

      (j)   Absence of Litigation.............................................13

      (k)   Title to Assets...................................................14

      (l)   Legal Compliance..................................................14

      (m)   Contracts.........................................................14

      (n)   Employees; Employee Benefits......................................14

      (o)   Intellectual Property.............................................15

      (p)   Notes and Accounts Receivables....................................16

      (q)   Tax Matters.......................................................16

      (r)   Dalian Fushi......................................................17

      (s)   Books and Records.................................................18

      (t)   Certain Business Relationships....................................18

      (u)   Private Offering..................................................19

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

      (v)   Use of Proceeds...................................................19

      (w)   Powers of Attorney................................................19

      (x)   Brokers' Fees.....................................................19

      (y)   Certain Business Practices........................................19

      (z)   Environmental and Safety Laws.....................................19

      (aa)  Manufacturing and Marketing Rights................................20

      (bb)  Employment of Wenbing Chris Wang..................................20

      (cc)  Funds Flow Statement..............................................20

      (dd)  Disclosure........................................................20

4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.........................20

      (a)   Organization and Standing.........................................20

      (b)   Authorization of Transaction......................................21

      (c)   Brokers' Fees.....................................................21

      (d)   No Registration...................................................21

      (e)   Acquisition for Investment........................................21

      (f)   Risks of Investment...............................................21

      (g)   Accredited Investor Status........................................21

      (h)   Disclosure of Information.........................................21

      (i)   Investment Experience.............................................22

5.    REGISTRATION RIGHTS.....................................................22

      (a)   Registration by the Company.......................................22

      (b)   Priority Registrations............................................23

      (c)   Registration Procedures...........................................23

      (d)   Lock-up...........................................................25

      (e)   Indemnification...................................................25

6.    POST-CLOSING COVENANTS..................................................26

      (a)   General...........................................................26

      (b)   American Stock Exchange...........................................26

      (c)   Board of Directors................................................26

      (d)   Board of Advisors.................................................26

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

      (e)   Chief Financial Officer...........................................27

      (f)   Name Change; Reverse Stock Split..................................27

      (g)   Employee Stock Ownership Plan.....................................27

      (h)   Executive Search..................................................27

      (i)   Employment Agreements.............................................27

      (j)   Transfer of Dalian Fushi Employees................................27

      (k)   Compliance with Law...............................................27

      (l)   Completion of Restructuring.......................................27

      (m)   Filing of Registration Statement..................................28

      (n)   Company Bylaws....................................................28

7.    CONDITIONS TO OBLIGATION TO CLOSE.......................................29

      (a)   Conditions to Obligation of the Investors.........................29

      (b)   Conditions to Obligation of the Company, Dalian Fushi and
            Management........................................................30

8.    REMEDIES FOR BREACHES OF THIS AGREEMENT.................................31

      (a)   Survival of Representations and Warranties........................31

      (b)   Indemnification Provisions for Benefit of the Investors...........31

      (c)   Matters Involving Third Parties...................................31

9.    MISCELLANEOUS...........................................................32

      (a)   Press Releases and Public Announcements...........................32

      (b)   No Third Party Beneficiaries......................................32

      (c)   Entire Agreement..................................................32

      (d)   Succession and Assignment.........................................32

      (e)   Counterparts......................................................33

      (f)   Headings..........................................................33

      (g)   Notices...........................................................33

      (h)   Controlling Law; Venue............................................34

      (i)   Amendments and Waivers............................................34

      (j)   Severability......................................................34

      (k)   Expenses..........................................................34

      (l)   Construction......................................................34

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

      (m)   Incorporation of Exhibits and Schedules...........................35

      (n)   Specific Performance..............................................35

      (o)   Disputes; Arbitration.............................................35

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "Agreement") is entered into as of December ___, 2005, by and among Parallel Technologies, Inc., a Nevada corporation (the "Company"), Dalian Fushi Bimetallic Manufacturing Company,
Ltd., a company organized under the laws of the People's Republic of China ("Dalian Fushi"), the persons listed on the signature pages hereto as management of Dalian Fushi ("Management"), Chinamerica Fund, LP, a Texas limited partnership ("CA"), and the other investors listed on the signature pages hereto (CA and the other investors shall be referred to individually as an "Investor" and collectively as the "Investors"). The Investors and the Company are also referred to individually herein as a "Party" and collectively herein as the "Parties."

                             PRELIMINARY STATEMENTS

      A. Dalian Fushi currently engages in the business of manufacturing bimetallic composite cable and wire products in China, which business will become the business of the Company and its Subsidiaries (defined below) through the restructuring and contractual arrangements with Dalian Fushi described below (the "Business").

      B. The Company has completed a share exchange with all of the stockholders of Diversified Product Inspections, Inc. ("DPI") resulting in the Company acquiring DPI and its wholly-owned subsidiary in China, Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd. ("WOFE").

      C. WOFE and Dalian Fushi have entered into a series of Restructuring Agreements and are in the process of completing the transactions contemplated in the Restructuring Agreements, which transactions upon completion will result in the Company, through its Subsidiaries, acquiring and/or leasing substantially all the assets of, and certain additional rights of and to, Dalian Fushi, and will have the effect of a reverse merger with Dalian Fushi (as more fully described herein).

      D.    Previous  to  the  above   described   share  exchange  and  related
acquisition, the Company was a shell company without any significant assets.

      E. The Company desires to issue and sell to the Investors, and the Investors desire to subscribe for and acquire from the Company, a substantial equity interest in the Company upon the terms and conditions hereinafter set forth, and the Investors base their investment decision on the result of the above referenced transactions between Dalian Fushi and the Company.

                                    AGREEMENT

      The Parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS.

      The following terms used in this Agreement shall have the meanings set forth below, provided that these definitions do not include terms used in
Section 2(c) that are otherwise defined in that Section.

      "2005 Performance Shortfall" means the difference obtained by subtracting the Actual Pre-Money Value from the Original Pre-Money Value.

      "2006 Performance Shortfall" means the difference obtained by subtracting the 2006 Net Profit from the 2006 Target Profit.

      "Actual Pre-Money Value" means six times the 2005 Net Profit plus $1,000,000.

      "Acquired Assets" has the meaning set forth in Section 3(r).

      "Adverse Consequences" means all Proceedings, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, investigation and/or remediation costs, dues, penalties, fines, costs of defense and other costs, amounts paid in settlement, Liabilities, responsibilities, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

      "Agreement" means this Stock Purchase Agreement.

      "Ancillary Agreements" means the Purchase Price Escrow Agreement, the Stock Escrow Agreement, the PR Escrow Agreement, the Stock Purchase Agreement between Dalian Fushi and Glenn Little and the amendment thereof, the Share Exchange Agreement between the Company and all of the stockholders of DPI resulting in the Company acquiring DPI and WOFE, and any other agreements or arrangements relating to the transactions contemplated by this Agreement.

      "Arbitration Notice" has the meaning set forth in Section 9(o).

      "Business" has the meaning set forth in the Preliminary Statements.

      "CA" has the meaning set forth in the preface.

      "Capital Report" has the meaning set forth in Section 6(n).

      "Closing" has the meaning set forth in Section 2(b).

      "Closing Date" has the meaning set forth in Section 2(b).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" has the meaning set forth in Section 2(a).

      "Company" has the meaning set forth in the preface.

      "Company Intellectual Property" means all intellectual property currently used by the Company and its Subsidiaries (including Dalian Fushi) including, without limitation, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, trade names, domain names, service marks, brand marks, brand names, service marks, trade dress, logos and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, industrial or other designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), and each license or contract relating thereto that is material to the conduct of the Business.

      "Company Disclosure Schedule" has the meaning set forth in Section 3.

      "Confidential IP Information" has the meaning set forth in Section 3(o).

      "Dalian Assets" has the meaning set forth in Section 3(r).

      "Dalian Fushi" has the meaning set forth in the preface.

      "Disclosure Documents" has the meaning set forth in Section 3(f).

      "Dispute" has the meaning set forth in Section 9(o).

      "DPI" has the meaning set forth in the Preliminary Statements.

      "Dual Purposes Escrow Shares" has the meaning set forth in Section 2(c).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Encumbrance" means any claim, mortgage, servitude, easement, encroachment, restrictive covenant, right of way, survey defect, equitable interest, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, environmental use restriction or similar restriction.

      "Entity" means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, association, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

      "Environmental Laws" has the meaning set forth in Section 3(dd).

      "Escrow Agent" means Guzov Ofsink, LLC, as the Company's escrow agent for the Purchase Price Escrow Agreement.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

      "GAAP" means United States generally accepted accounting principles as in effect as of the date of any document purported to be prepared in accordance with GAAP.

      "Governmental Authorization" means any approval, consent, ratification, waiver, authorization, franchise, license, permit (including environmental permits) or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

      "Governmental Body" means any (i) nation, region, state, province, county, municipality, city, town, village, district or other jurisdiction, (ii) federal, state, provincial, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other Entity and any court or other tribunal), (iv) multinational organization, (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (vi) official of any of the foregoing.

      "Hazardous Materials" has the meaning set forth in Section 3(dd).

      "Indemnified Party" has the meaning set forth in Section 8(d).

      "Indemnifying Party" has the meaning set forth in Section 8(d).

      "Intangible Rights" has the meaning set forth in Section 3(o).

      "Investor" and "Investors" have the meanings set forth in the preface.

      "IRS" means the Internal Revenue Service or any successor agency and, to the extent relevant, the Department of Treasury.

      "Law" means any foreign, federal, state and local statute, law, constitution, treaty, rule, regulation, by-law, ordinance, code, regulation, resolution, order, determination, writ, injunction, awards (including, without limitation, awards of any arbitrator), judgment, decree, binding case law, principle of common law or notice of any Governmental Body (for the avoidance of doubt, including, but not limited to, the Laws of the United States of America and the People's Republic of China).

      "Liabilities" includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, including any Liability for Taxes.

      "Management" has the meaning set forth in the preface.

      "Material Contracts" has the meaning set forth in Section 3(m).

      "Material" shall mean any event or circumstance that has, or is reasonably likely to have, a significant adverse effect on the assets, results, goodwill, business, operations or prospects of the Company or its Subsidiaries (including Dalian Fushi) taken as a whole.

      "Most Recent Fiscal Month End" has the meaning set forth in Section 3(g).

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Profit" means the net profit of the Company as determined in the following manner: (i) promptly following the completion of the Company's audited financial statements, the Company shall deliver to CA the net profit calculation and the method for such calculation for the Company on a consolidated basis for the applicable time period, prepared in good faith and reviewed by the Company's auditors; (ii) following its receipt from the Company of the net profit calculation and method, CA shall have 15 days to review the net profit calculation and method and to inform the Company in writing of any disagreement that it may have with the net profit calculation and method, which objection shall specify in reasonable detail CA's disagreement with the net profit calculation and method, including its calculation of net profit; (iii) if the Company does not receive such objection within such 15 day period, the net profit calculation and method delivered by the Company shall be deemed to have been accepted by CA and shall become the Net Profit for purposes of the applicable provision of Section 2(c), and (iv) if CA does timely deliver an objection to the Company, then the provisions of Section 9(o) shall become applicable.

      "Original Investment Price" means the price per share of the Common Stock (issuable upon conversion of the Preferred Stock) paid by the Investors under this Agreement, which amount is $2.82 (as may be adjusted from time to time to account for stock splits (as contemplated hereunder or otherwise), stock dividends, recapitalizations, reclassifications or similar events).

      "Original Pre-Money Value" means six times the 2005 Target Profit plus $1,000,000, which amount is $41,500,000.

      "Party" and "Parties" have the meanings set forth in the preface.

      "Person" means an individual or an Entity, including a Governmental Body or any other body with legal personality separate from its equityholders or members, including if established by any Governmental Body.

      "Plan" has the meaning specified in ERISA Section 3(3).

      "PR Escrow Agreement" has the meaning set forth in Section 2(d).

      "Preferred Stock" has the meaning set forth in Section 3(d).

      "Proceeding" means any action, arbitration, audit, examination, investigation, claim, demand, inquiry, hearing, litigation, suit or appeal (whether civil, criminal, administrative, judicial or investigative, whether
formal  or  informal,  and  whether  public  or  private)  commenced,   brought,
conducted, heard by or before or otherwise involving any Governmental Body or arbitrator.

      "Purchase Price" has the meaning set forth in Section 2(a).

      "Purchase  Price  Escrow  Agreement"  has the meaning set forth in Section
2(b).


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

      "Registration Statement" has the meaning set forth in Section 5(a).

      "Restructuring  Agreements"  means the documents annexed hereto as Exhibit
I.

      "Restructuring Completion Date" has the meaning specified in Section 6(l).

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series B" has the meaning set forth in Section 2(a).

      "Shares" has the meaning set forth in Section 2(a).

      "Shortfall Percentage" means the quotient obtained by dividing the 2006 Percentage Shortfall by the 2006 Target Profit.

      "Stock Escrow Agreement" has the meaning set forth in Section 2(c).

      "Subsidiary" means any Entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or members of a similar supervisory group) and, with respect to the Company, expressly includes Diversified Product Inspections, Inc., a Delaware corporation, and WOFE.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement required to be supplied to any governmental authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section 8(d).

      "Warrants" has the meaning set forth in Section 2(a).

      "WOFE" means Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd, a company organized under the laws of the People's Republic of China and a wholly owned Subsidiary of the Company.

2.    PURCHASE AND SALE OF SHARES.

      (a) PURCHASE AND SALE OF SHARES. On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors, and the Investors, severally and not jointly, agree to purchase from the Company for an aggregate purchase price of $12,000,000 (the "Purchase Price") (subject to escrow pursuant to Section 2(d)):


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

            (i) at the Closing an aggregate of 215,425 shares of Series B Convertible Preferred Stock of the Company, par value $.001 per share ("Series B"), having the rights, preferences and other terms set forth on Exhibit A, which Series B is convertible into 4,250,000 shares of common stock of the Company, par value $.006 per share ("Common Stock") upon the occurrence of a contemplated reverse split (or such other amount reflecting no less than 21.25% of the outstanding voting capital stock at the time of conversion);

            (ii) such number of additional shares of Common Stock, if any, issuable to the Investors pursuant to Section 2(c)(ii);

            (iii) such number of additional shares of Common Stock, if any, issuable to the Investors pursuant to Section 5(c)(iii); and

            (iv)  warrants in the form of Exhibit B (the "Warrants").

The number of shares of Series B and Common Stock and the number of Warrants to be purchased by each Investor and the portion of the Purchase Price to be paid by each Investor is as set forth on Exhibit C. The shares of Series B and Common Stock (including the Common Stock into which the Series B is convertible) listed in (i)-(iii) are referred to as the "Shares."

      (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & McKenzie LLP in Houston, Texas, commencing at 10:00 a.m., local time, on the date hereof or at such other location, date and time as may be agreed upon between the Investors and the Company, on which date this Agreement is signed by all the Investors (the "Closing Date"). At the Closing, the Company shall issue and deliver to each Investor:

            (i) a stock certificate or certificates in definitive form, registered in the name of such Investor, representing the Series B being purchased by such Investor as set forth on Exhibit C; and

            (ii) a certificate or certificates in definitive form, registered in the name of such Investor, representing the Warrants being purchased by such Investor as set forth on Exhibit C.

As payment in full for the Shares and the Warrants, and against delivery of the stock certificates referenced above (and the delivery of certificates in definitive form, registered in the name of the Investors, representing any Common Stock to be issued), the Investors have delivered to the Escrow Agent the Purchase Price pursuant to those certain escrow agreements, and all amendments thereto, by and among the Escrow Agent, the Company, Dalian Fushi and the Investors dated in October and November, 2005, a copy of which is attached as Exhibit D (the "Purchase Price Escrow Agreement"). Each Investor, by signing below, hereby extends the term of the Purchase Price Escrow until the Closing Date. The release of the Purchase Price to the Company shall be effected in accordance with the terms of this Agreement and the Escrow Agreement. At the Closing, the Investors and the Company shall deliver to each other all of the various certificates, instruments, and documents referred to in Section 7.

      (c)   PERFORMANCE ADJUSTMENT.

            (i) 2005 Performance Adjustment. The Company hereby represents to the Investors that the Company's after Tax Net Profit on a consolidated, pro forma basis, prior to costs directly attributed to this Agreement and the transactions contemplated hereby, as reported under GAAP and as prepared by an independent registered public accounting firm acceptable to the Investors for the fiscal year ending 2005 ("2005 Net Profit") shall be at least $6,750,000 (the "2005 Target Profit"). The 2005 Net Profit shall be based upon the performance of the Business in the form which it exists as of Closing (assuming completion of the transactions contemplated by the Restructuring Agreements), and shall not include any amounts from any Subsidiary, business division, assets or contractual arrangement or other source of the Company acquired after the Closing. As the Investors are relying on such expected profit in making their investment hereunder, and in order to make whole the Investors in the event the 2005 Target Profit is not met and for the purposes of the indemnity provisions under Section 8 of this Agreement, the Company has placed 3,000,000 shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock of the Company (based on post reverse split shares, subject to applicable adjustment) which are owned by Management (the "Dual Purposes Escrow Shares") into an escrow account for the benefit of the Investors pursuant to an escrow agreement by and among the Company, Dalian Fushi, certain holders of the Series A shares, the Investors and Gateway National Bank, N.A., as escrow agent, attached as Exhibit E (the "Stock Escrow Agreement"). In the event that the Company does not generate the 2005 Target Profit (as determined based on the Company's 2005 audited financial statements), a number of Dual Purposes Escrow Shares, which shall not be more than 3,000,000 (based on post reverse split shares, subject to applicable adjustment), shall be retired to the Company treasury as set forth below in order to maintain the value of the Investors' investment in the Company (the "2005 Performance Adjustment") pursuant to the terms of the Stock Escrow Agreement. The 2005 Performance Adjustment shall be determined by (A) subtracting the Actual Pre-Money Value from the Original Pre-Money Value to obtain the 2005 Performance Shortfall and (B) dividing the 2005 Performance Shortfall by the Original Investment Price. The Company shall immediately redeem, retire or otherwise cancel such number of the Dual Purposes Escrow Shares equal to the 2005 Performance Adjustment, but no more than 3,000,000 shares (based on post reverse split shares, subject to applicable adjustment), as calculated pursuant to this Section 2(c)(i).

      Sample Calculation:

      If the 2005 Net Profit is reported to be $6,250,000, the 2005 Performance Adjustment would be calculated as follows:

      1)    (Original Pre-Money Value - Actual Pre-Money Value)
            -------------------------------------------------------------------
                              Original Investment Price

      2)    ($41,500,000 - $38,500,000)
            -----------------------------------
                       $2.82

      3)    $3,000,000
            --------------    = 1,063,829.8 Dual Purposes Escrow Shares
                $2.82

            (ii) 2006 Performance Adjustment. The Company hereby represents to the Investors that the Company's after Tax Net Profit on a consolidated, pro forma basis, as reported under GAAP and as prepared by an accounting firm acceptable to the Investors ("2006 Net Profit") for the fiscal year ending 2006 shall be no less than $10,700,000 (the "2006 Target Profit"). Except for the acquisition of Dalian Tongfa New Materials Science and Technology Co., Ltd., the 2006 Net Profit shall be based upon the performance of the Business in the form which it exists as of Closing (assuming completion of the transactions contemplated by the Restructuring Agreements), and shall not include any amounts from any Subsidiary, business division, assets or contractual arrangement or other source of the Company acquired after the Closing. In the event the 2006 Net Profit is not equal to or greater than 90% of the 2006 Target Profit, the Company agrees to issue a number of additional shares of Common Stock to the Investors (the "2006 Performance Shares") pro rata in accordance their original investment holdings as set forth on Exhibit C. The number of 2006 Performance Shares shall be calculated by (A) subtracting the 2006 Net Profit from the 2006 Target Profit to obtain the 2006 Performance Shortfall, (B) dividing the 2006 Performance Shortfall by the 2006 Target Profit to obtain the Shortfall Percentage and (C) multiplying the Shortfall Percentage by the number of shares of Common Stock (issuable upon conversion of the Series B) originally issued to the Investors under this Agreement. If the Shortfall Percentage is 10% or less, no 2006 Performance Shares shall be issued to the Investors.

      Sample Calculation:

      If the 2006 Net Profit is reported to be $9,095,000, the number of 2006 Performance Shares would be calculated as follows:

      1)    2006 Target Profit - 2006 Net Profit = 2006 Performance Shortfall

            10,700,000 - 9,095,000 = 1,605,000

      2)    2006 Performance Shortfall
            --------------------------------- = Shortfall Percentage
            2006 Target Profit

            1,605,000
            ------------ =  0.15
            10,700,000

      3)    Shortfall Percentage X Shares = 2006 Performance Shares

            0.15 X 4,250,000  =  637,500 2006 Performance Shares

      (d) PUBLIC RELATIONS AND EXECUTIVE SEARCHES. $600,000 of the Purchase Price shall be delivered directly into escrow for the purpose of effecting an integrated investor and public relations campaign, of which $500,000 of the escrow funds shall apply, and executive search costs, of which $100,000 of the escrow funds shall apply, post-Closing. The terms of such escrow shall be governed by an escrow agreement by and among Gateway National Bank, N.A., as escrow agent, the Company and the Investors in the form attached as Exhibit F (the "PR Escrow Agreement"). The release of such portion of the Purchase Price from escrow shall be effected in accordance with the terms of the PR Escrow Agreement. The Company shall use its best efforts to use these escrow funds pursuant to the terms of the PR Escrow Agreement within 12 months from Closing.

3. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY, ITS SUBSIDIARIES AND DALIAN FUSHI.

      The Company, Dalian Fushi and Management, jointly and severally, represents and warrants to each Investor that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule delivered by the Company to the Investors on the date hereof and initialed by the Parties (the "Company Disclosure Schedule"). Nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Company Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail in light of the applicable representation required to be given under this Agreement. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      (a) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full and unrestricted corporate power and authority to own, operate and lease its assets, to carry on the Business (and any other business) as currently conducted (and proposed to be conducted), to execute and deliver this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The Company has made available to the Investors complete and correct copies of the charter and by-laws of the Company, with all amendments thereto, as in effect on the date of this Agreement. The Company is duly qualified to do business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify will not have a material adverse effect on the Business or financial condition of the Company and its Subsidiaries (including Dalian Fushi), taken as a whole. All Governmental Authorizations required under the Law of the People's Republic of China for the due and proper establishment and operation of Dalian Fushi have been duly obtained from all relevant People's Republic of China authorities and are in full force and effect. All filings and registrations with the People's Republic of China authorities required in respect of Dalian Fushi and their operations, including but not limited to the registrations with the delegated authority of Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with applicable Laws. By the Restructuring Completion Date, all Governmental Authorizations required under the Law of the People's Republic of China for the due and proper establishment and operation of WOFE will be duly obtained from all relevant People's Republic of China authorities and are in full force and effect. By the Restructuring Completion Date, all filings and registrations with the People's Republic of China authorities required in respect of WOFE to commence and carry out its operations, including but not limited to the registrations with the delegated authority of Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with applicable Laws.

      (b) AUTHORIZATION OF TRANSACTION. The Company has full corporate power and authority to execute and deliver this Agreement and any applicable Ancillary Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, including any shareholder approval (including to complete the transactions required hereby). This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not provide any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body or any other Person in order to consummate the transactions contemplated by this Agreement or any Ancillary Agreement, except as set forth in Section 3(b) of the Company Disclosure Schedule.

      (c) NONCONTRAVENTION. Except as set forth in Section 3(c) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and any Ancillary Agreements, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and any of its Subsidiaries (including Dalian Fushi) of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, any Law having applicability to the Company, its Subsidiaries or Dalian Fushi, or any of their assets, or any provision of the charter or bylaws of the Company or any of its Subsidiaries (including Dalian Fushi); (ii) conflict with, or result in any breach of, or constitute a default under any agreement, contract or other arrangement (whether written or oral) to which the Company or any Subsidiary (including Dalian Fushi) is a party or by which the Company, its Subsidiaries or Dalian Fushi or any of their assets may be bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the assets (including the Shares) of the Company or any Subsidiary (including Dalian Fushi).

      (d) CAPITALIZATION. The entire authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 39,243,659 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock of the Company, par value $.001 per share ("Preferred Stock"), with 785,000 designated as Series A, of which 785,858.51 shares are issued and outstanding, and 216,000 designated as Series B, of which no shares are issued and outstanding. No other capital stock or equity securities of or interests in the Company are authorized or outstanding, and there are no shares of capital stock or other securities of the Company reserved for future issuance. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, are validly issued, fully paid and nonassessable, were issued in compliance with all applicable federal and state securities Laws and any other applicable Laws, and are held of record by the respective stockholders as set forth in Section 3(d) of the Company Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, rights of first refusal, pre-emptive rights, conversion rights, exchange rights or other contracts or commitments (whether written or oral) that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock (including any instruments or securities convertible into capital stock). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

      (e) SUBSIDIARIES. Section 3(e) of the Disclosure Schedule sets forth (i) the authorized capital stock of each direct and indirect Subsidiary of the Company and the number of issued and outstanding shares of each class of its capital stock (or other securities), the names of the holders thereof, and the number of shares held by each such holder, (ii) the number of shares of its capital stock held in treasury and (iii) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock of Subsidiaries directly or indirectly held by the Company have been duly authorized, are validly issued and fully paid and nonassessable. All of the issued and outstanding shares (or other securities) of each Subsidiary were issued in compliance with all applicable federal and state securities Laws and any other applicable Laws. The Company directly, or indirectly through wholly owned Subsidiaries, holds of record and beneficially owns all such shares of capital stock of the direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is an Entity duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of its state or jurisdiction of incorporation (as listed in Section 3(e) of the Company Disclosure Schedule) and in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Each Subsidiary has the full and unrestricted power and authority to own, operate and lease its assets and to carry on the Business (and any other business) as currently conducted (and proposed to be conducted). Dalian Fushi has the full and unrestricted power and authority to own, operate and lease its assets and to carry on the Business (and any other business) as currently conducted. Other than as contemplated by the Restructuring Agreements, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Other than as contemplated by the Restructuring
Agreements, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary (including Dalian Fushi). Other than as contemplated by the Restructuring Agreement, neither the Company nor any of its Subsidiaries (including Dalian Fushi) control directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

      (f)   DISCLOSURE DOCUMENTS; COMMON STOCK TRADING.

            (i) The Company has timely filed with, or furnished to, the SEC each form, proxy statement or report required to be filed with, or furnished to, the SEC by the Company pursuant to the Exchange Act since July 6, 2005 (collectively, the "Disclosure Documents"), and no Disclosure Documents are required to be filed with, or furnished to, the SEC prior to such date that were not otherwise filed on a timely basis. The Disclosure Documents complied, as of the date of their filing with the SEC, in all respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. The information contained or incorporated by reference in the Disclosure Documents was true, complete and correct in all respects as of the respective dates of the filing thereof with the SEC and, as of such respective dates, the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any Disclosure Document subsequently filed by the Company with the SEC prior to the date hereof. To the knowledge of the officers of the Company, there is no event, fact or circumstance that would cause any certification signed by any such officer in connection with any Disclosure Document pursuant to the requirements of the Sarbanes Oxley-Act of 2002 to be untrue, inaccurate or incorrect in any respect.

            (ii) The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with the published rules and regulations of the SEC and in conformity with GAAP applied on a consistent basis throughout the periods indicated therein, except as may be indicated therein or in the notes thereto, and presented fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for the periods therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

            (iii) The Common Stock is validly, properly and effectively registered under the Exchange Act in accordance with all applicable federal securities laws and is quoted on the OTC Bulletin Board. The Company is currently in compliance with all applicable NASD and OTC Bulletin Board requirements and standards. There is no revocation order, suspension order, injunction or other Proceeding or Law (whether issued by the SEC, the NASD or other Governmental Body) affecting the effectiveness of the Company's Exchange Act registration or the trading of the Common Stock. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements do not conflict with, and will not result in any violation of, any NASD or OTC Bulletin Board trading requirement or standard applicable to the Company or its Common Stock.

      (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit H are the unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow (the "Financial Statements") as of and for the month ended September 30, 2005 (the "Most Recent Fiscal Month End") for each of the Company and Dalian Fushi. The Financial Statements (including the notes thereto) have been prepared in accordance with the requirements for the financial statements included in the Company's Disclosure Documents. No Financial Statements are available for DPI and WOFE as they are newly formed entities and have not conducted any business as of the date hereof except for this Agreement, other Ancillary Agreements, and the Restructuring Agreements.

      (h)   EVENTS SUBSEQUENT TO MOST RECENT FORM 10-QSB. Except as set forth in
Section 3(h) of the Company Disclosure Schedule and as contemplated by this Agreement or as set forth in any Ancillary Agreement, since the filing of the Company's Form 10-QSB for the quarterly period ended September 30, 2005, there has not been any change in the Business, capital structure, ownership, organizational documents, contractual relationships, financial condition, operations, results of operations or future prospects of the Company or any of its Subsidiaries (including Dalian Fushi).

      (i)   NO UNDISCLOSED  LIABILITIES;  NO GUARANTIES.  Except as set forth on
Section 3(i) of the Company Disclosure Schedule, in the financial statements of the Company included in the Disclosure Documents and the financial statements attached as Exhibit H, the Company and its Subsidiaries (including Dalian Fushi) do not have any Liabilities. Except as set forth on Section 3(i) of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries (including Dalian Fushi) is a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person. Neither the Company nor any of its Subsidiaries (including Dalian Fushi) is a party to, or has any commitment to become a party to, any agreement, contract or other arrangement associated with off balance sheet financing.

      (j)   ABSENCE  OF  LITIGATION.  Except  as set  forth  in  the  Disclosure
Documents, there is no Proceeding pending or threatened by or before any Governmental Body against the Company or any of its Subsidiaries (nor is there a basis for any of the foregoing). As of the date hereof, there is no Proceeding pending or, to the Company's knowledge, threatened by or before any Governmental Body (i) seeking to prevent, hinder, modify or challenge any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or (ii) that would cause any of the transactions contemplated by this Agreement or any of the Ancillary Agreements to be illegal, invalid, voidable or otherwise rescinded.

      (k) TITLE TO ASSETS. Except as set forth in Section 3(k) of the Company Disclosure Schedule, the Company or any of its Subsidiaries (including Dalian Fushi) have good and marketable title to, or a valid leasehold interest in, free and clear of all Encumbrances, all properties and assets (i) purportedly owned or used by them or located on their premises, or (ii) necessary or advisable for the conduct of the Business as currently conducted (or proposed to be conducted). All facilities, machinery, equipment, fixtures, vehicles and other assets and properties owned, leased or used by the Company or any of its Subsidiaries (including Dalian Fushi) are in good operating condition and repair (subject to ordinary wear and tear) and are reasonably fit and usable for the purposes for which they are being used.

      (l)   LEGAL   Compliance.   Each  of  the  Company  and  its  Subsidiaries
(including Dalian Fushi) and their respective predecessors and Affiliates is currently in compliance and, except to the extent that noncompliance will not and could not reasonably be expected to have a material adverse effect upon the Business or the financial condition of the Company and any of its Subsidiaries (including Dalian Fushi) as currently conducted or proposed to be conducted, has been in compliance with all applicable Laws, and no Proceeding has been filed or commenced against any of them alleging any failure so to comply. Each of the Company and its Subsidiaries (including Dalian Fushi) and their respective predecessors and Affiliates will be in compliance with all applicable Laws after the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

      (m) CONTRACTS. Section 3(m) of the Company Disclosure Schedule lists all contracts and other agreements (whether written or oral) to which any of the Company or its Subsidiaries is a party (including Dalian Fushi) pursuant to which the Company or any of its Subsidiaries (including Dalian Fushi) is to receive, or is obligated to pay, more than $100,000 ("Material Contracts") or which is otherwise Material to the Company and its Subsidiaries (including Dalian Fushi) taken as a whole, specifying for each its date and the parties thereto, all of which are listed on Section 3(m) of the Company Disclosure Schedule. The Company has made available to King & Wood, on behalf of the Investors, a correct and complete copy of each written agreement or other documentation (as amended to date) listed in Section 3(m) of the Company Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; (iii) neither the Company nor its Subsidiaries (including Dalian Fushi) have provided or received notice of breach or default and no event has occurred which with notice or lapse of time could constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement. The contracts and other agreements listed in Section 3(m) of the Company Disclosure Schedule represent all Material Contracts required or necessary for the Company and its Subsidiaries (including Dalian Fushi) to own, operate and manage the Business as currently conducted (or as proposed to be conducted).

      (n)   EMPLOYEES; EMPLOYEE BENEFITS.

            (i) Except as set forth in Section 3(n) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (including Dalian Fushi) maintain any Plans (as defined in ERISA Section 3(3)) or any obligation, arrangement or customary practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents.

            (ii) Section 3(n) of the Company Disclosure Schedule lists all current directors and officers of the Company and each Subsidiary (including Dalian Fushi), showing each such person's name, position, and annual remuneration, bonuses and fringe benefits for the current fiscal year. Other than as contemplated hereby, there are no employment agreements with any such Persons.

            (iii) To the Company's knowledge, during the past 5 years no director or officer of the Company or any Subsidiary has: (i) been arrested or convicted for any crime material to an evaluation of such person's ability or integrity, including, without limitation, any violation of any federal or state law which currently or has previously regulated the types of business in which the Company is currently or has previously been engaged; (ii) filed a petition under federal bankruptcy or any state insolvency laws; or (iii) been a director or officer of a business Entity which has filed a petition under federal bankruptcy or any state insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such Entity.

            (iv) With regard to employment and staff or labor management, the Company and each Subsidiary (including Dalian Fushi) have complied with all applicable Laws in all material respects. Neither the Company, any of its Subsidiaries or Dalian Fushi is aware that any officer or key employee, or that group of key employees, intends to terminate their employment with them, nor does the Company, any of its Subsidiaries or Dalian Fushi have a present intention to terminate the employment of any of the foregoing.

      (o)   INTELLECTUAL PROPERTY.

            (i) Except as set forth in Section  3(o) to the  Company  Disclosure
Schedule, the Company and its Subsidiaries own or have a right to use all Company Intellectual Property, free and clear of any and all Encumbrances of any kind, except where the failure to own or have a right to use such property or such lien or encumbrance would not have a material adverse effect upon the Business or the financial condition of the Company and any of its Subsidiaries (including Dalian Fushi). All Company Intellectual Property and a listing of all names under which the Company and its Subsidiaries (including Dalian Fushi) have operated are set forth in Section 3(o) to the Company Disclosure Schedule. Except as set forth in Section 3(o) to the Company Disclosure Schedule, the use of the Company Intellectual Property by the Company and its Subsidiaries (including Dalian Fushi) does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secrets, technology, software, customer lists, copyright or any pending application therefor of any other Person (collectively, "Intangible Rights"), and the Company and the directors and officers (and employees with responsibility for intellectual property matters) of the Company and its Subsidiaries (including Dalian Fushi) do not have knowledge of any claims thereof. Except as set forth in Section 3(o) to the Company Disclosure Schedule, the use of all Company Intellectual Property will not be adversely affected by the transactions contemplated in this Agreement.

            (iii) The Company and its Subsidiaries (including Dalian Fushi) have taken all reasonable and practicable steps to protect and preserve the confidentiality of all Company Intellectual Property not subject to copyright or patent rights ("Confidential IP Information"). Use by the Company and its Subsidiaries (including Dalian Fushi) of Confidential IP Information not owned by the Company and its Subsidiaries (including Dalian Fushi) have been and is pursuant to the terms of a written agreement between the respective Company or Subsidiary (including Dalian Fushi) and the owner of such Confidential IP Information, or is otherwise lawful.

      (p) NOTES AND ACCOUNTS RECEIVABLES. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on the Financial Statements and are valid receivables subject to no setoffs or counterclaims, are current and collectible within 90 days after the Closing, subject only to the reserve for bad debts set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

      (q)   TAX MATTERS.

            (i) Except as set forth in Section 3(q) of the Company Disclosure Schedule, each of the Company, its Subsidiaries and Dalian Fushi have timely filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects at the time of filing and were prepared in substantial compliance with all applicable Laws. All Taxes due and owing by any of the Company, its Subsidiaries or Dalian Fushi (whether or not shown on any Tax Return) have been timely paid. None of the Company, its Subsidiaries, and Dalian Fushi currently is the beneficiary of any extension of time within which to file any Tax Return. No Proceeding has ever been commenced by any Governmental Body where any of the Company, any of its Subsidiaries or Dalian Fushi does not file Tax Returns asserting that the Company, its Subsidiaries, or Dalian Fushi was, is, or may be subject to taxation by that Governmental Body. There are no Encumbrances on any of the assets of any of the Company, its Subsidiaries or Dalian Fushi that arose in connection with any failure (or alleged failure) to pay any Tax or file any Tax Return.

            (ii) Section 3(q) of the Company Disclosure Schedule lists all Tax Returns filed with respect to any of the Company, its Subsidiaries or Dalian Fushi for taxable periods ended on or after January 1, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Except as set forth in Section 3(u) of the Company Disclosure Schedule, none of the Company, its Subsidiaries or Dalian Fushi has received from any Governmental Body any (A) written notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed against the Company, its Subsidiaries or Dalian Fushi. The Company has delivered to the Investors correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company, its Subsidiaries or Dalian Fushi since January 1, 2000.

            (iii) Each of the Company, its Subsidiaries and Dalian Fushi have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

            (iv) No director or officer (or employee responsible for Tax matters) of any of the Company, it Subsidiaries or Dallas Fushi expects any Governmental Body to assess any additional Taxes for any period for which Tax Returns have been filed.

            (v) None of the Company, its Subsidiaries or Dalian Fushi has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (vi) None of the Company, its Subsidiaries or Dalian Fushi is a party to or bound by any Tax allocation or sharing agreement. None of the Company, its Subsidiaries or Dalian Fushi (A) has been a member of group of Entities filing a consolidated Tax Return (other than a group the common parent of which is the Company) or (B) has any liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

            (vii) The unpaid Taxes of each of the Company and its Subsidiaries did not, as of the Most Recent Fiscal Month End, exceed the reserve for Liabilities pertaining to Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements for the Most Recent Fiscal Month End.

      (r)   DALIAN FUSHI.

            (i) As of the Closing Date, the Company and its Subsidiaries completed a series of transactions as set forth in the Restructuring Agreements. The Business is the only business that Dalian Fushi has been engaged in, and the Business is the only business currently engaged in by the Company.

            (ii) As a result of the Restructuring Agreements, and by the Restructuring Completion Date, (A) WOFE shall have acquired, and Dalian Fushi legally, validly and irrevocably shall have transferred to WOFE, in accordance and compliance with all applicable Laws, the Business and all the properties and other assets of Dalian Fushi as specifically identified in Section 3(r) of the Company Disclosure Schedule (the "Acquired Assets") and as set forth in the Restructuring Agreements, except for those certain assets separately identified in Section 3(r) of the Company Disclosure Schedule, which assets shall remain the property of Dalian Fushi (the "Dalian Assets"), (B) WOFE shall have acquired those certain rights to such Dalian Assets as specified in Section 3(r) of the Company Disclosure Schedule and as set forth in the Restructuring Agreements, and (C) the Company is required as of the Closing Date to consolidate into its financial statements those of DPI, WOFE and Dalian Fushi in accordance with GAAP and as required under SEC Regulation S-X. The Acquired Assets and rights to the Dalian Assets to be acquired by WOFE are adequate and satisfactory for the conduct of the Business in the manner in which the Business is currently being conducted and proposed to be conducted. Except as set forth in Section 3(r) of the Company Disclosure Schedule, upon the Restructuring Completion Date, the WOFE shall have good, valid and marketable title to, or a valid leasehold interest in, all Acquired Assets and Dalian Assets free and clear of any and all Encumbrances.

            (iii) As a result of the Restructuring Agreements, and by the Restructuring Completion Date, the Company shall have, directly or indirectly through WOFE, acquired all rights, whether directly or indirectly through its Subsidiaries, to the control, management and election of the Board of Directors (or similar supervisory group) of Dalian Fushi and to otherwise operate the Business. These rights include all rights with respect to the voting of any and all securities of Dalian Fushi entitled to, or otherwise having the right to, vote and to operate the Business, including any part remaining in Dalian Fushi.

            (iv)  As  a  result  of  the   Restructuring   Agreements   and  the
consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, the ownership structure and capitalization of Dalian Fushi and WOFE will be as set forth in Section 3(r) of the Company Disclosure
Schedule, which includes for each of them its authorized/registered capital stock and the number of issued and outstanding shares of each class of its capital stock (or other securities), the names of the holders thereof, and the number of shares held by each such holder

            (v) Copies of all Restructuring Agreements used to acquire or evidence the Acquired Assets and the rights to Dalian Assets by WOFE are attached as Exhibit I in their final executed form. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect under all applicable Laws; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; (C) neither the Company nor its Subsidiaries (including Dalian Fushi) have provided or received notice of breach or default and no event has occurred (or would occur) which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; (D) no party has repudiated any provision of the agreement; and (E) the agreement cannot be terminated, unwound, invalidated, voided or otherwise rescinded for any reason, event, action or circumstance, whether as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or otherwise.

            (vi) Dalian Fushi has obtained from the Bank of China and the Industrial and Commerce Bank of China written consents that are required in connection with the contemplated transactions of this Agreement, including, but not limited to, the Restructuring Agreements. As such, the lease for the Leased Assets contemplated under the Restructuring Agreements will be effective at Closing.

      (s) BOOKS AND RECORDS. Except as set forth in Section 3(s) to the Company Disclosure Schedule, the books of account, minute books, equity record books and other records of the Company and its Subsidiaries (including Dalian Fushi), all of which have been made available to the Investors prior to Closing, are accurate and complete in all material respects and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls (including for purposes of making the certifications required by the Sarbanes Oxley Act of 2002 in connection with the Disclosure Documents). Except as set forth in Section 3(s) of the Company Disclosure Schedule, each transaction of the Company and its Subsidiaries (including Dalian Fushi) is properly and accurately recorded on the books and records of the respective Company or Subsidiary, and each document (including any contract or other agreement, invoice or receipt) on which entries in the Company's and its Subsidiaries' (including Dalian Fushi's) books and records are based is accurate and complete in all material respects. The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the Company's and its Subsidiaries' stockholders, directors and directors' committees, respectively, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books.

      (t) CERTAIN BUSINESS RELATIONSHIPS. Except as set forth in Section 3(t) of the Company Disclosure Schedule, none of the Company, its Subsidiaries, Dalian Fushi nor any their respective employees, officers, directors, agents, representatives or Affiliates has been involved in any business arrangement or relationship with the Company and its Subsidiaries (including Dalian Fushi)
within the past 36 months, and none of the Company, its Subsidiaries, Dalian Fushi nor any their respective employees, officers, directors, agents, representatives or Affiliates own any asset, tangible or intangible, which is used in, or required or necessary for the conduct of, the businesses of the Company and its Subsidiaries (including Dalian Fushi and the Business). There are no loan, guarantee, cross-guarantee, pledge, credit or other similar agreements, monies due, advances made or other funds transferred, between the Companies or any of its Subsidiaries and Dalian Fushi, except those contemplated in the Restructuring Agreements. Except as disclosed in Schedule 3(t), to the best of Management's knowledge, none of the respective employees, officers, directors, agents, representatives of the Company, any of its Subsidiaries or Dalian Fushi has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries (including Dalian Fushi) is affiliated or with which the Company or any of its Subsidiaries (including Dalian Fushi) has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries (including Dalian Fushi).

      (u) PRIVATE OFFERING. Based on the representations provided by each Investor in Section 4, the offer and sale of the Shares to each Investor is, and the offer and sale of any Common Stock to each Investor pursuant to Section 2(c)(ii) will be, exempt from the registration and prospectus delivery requirements of the Securities Act and any other securities Laws. Neither the Company nor any Person acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offer and sale of the Shares) which would subject the offer and sale of the Shares to the registration provisions of the Securities Act.

      (v) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares for the purpose(s) set forth in the use of proceeds schedule attached hereto as Exhibit J.

      (w) POWERS OF ATTORNEY. Except as set forth in Section 3(w) of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of any of the Company or its Subsidiaries (including Dalian Fushi).

      (x) BROKERS' FEES. Except as set forth in Section 3(x) of the Company Disclosure Schedule, neither the Company not any of its Subsidiaries (including Dalian Fushi), not any of their shareholders, employees, officer or directors) has any Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, including any Liability or obligations for which the Investors can become liable or obligated. Except as set forth in Section 3(x) of the Company Disclosure Schedule, any such Liability will be paid by the Company prior to the Closing.

      (y) CERTAIN BUSINESS PRACTICES. None of the Company, its Subsidiaries, Dalian Fushi, their officers, directors (or Persons in similar positions), agents or employees or their respective representatives or Affiliates has (a) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (if applicable to such Person), or (b) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended (if applicable to such Person).

      (z) ENVIRONMENTAL AND SAFETY LAWS. Since their inception, neither the Company, its Subsidiaries nor Dalian Fushi have been, in violation of any applicable Law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Business or financial condition of any of the Company, any of its Subsidiaries or Dalian Fushi. Each of Company, its Subsidiaries and Dalian Fushi have operated all facilities and properties owned, leased or operated by it in material compliance with the Environmental Laws and no Hazardous Materials have been stored, used, disposed of, treated, released or discharged by any of the Company, its Subsidiaries or Dalian Fushi in violation of Environmental Laws. As used herein, "Environmental Laws" means all applicable, Laws governing, regulating or otherwise affecting the environment, health or safety. As used herein, the term "Hazardous Materials" means the existence in any form of polychlorinated biphenyls, asbestos or asbestos containing materials, urea formaldehyde foam insulation, oil, gasoline, petroleum, petroleum products and petroleum-derived substances (other than in vehicles operated in the ordinary course of business), pesticides and herbicides, and any other chemical, material or substance regulated under any Environmental Laws.

      (aa) MANUFACTURING AND MARKETING RIGHTS. Except for the Restructuring Documents, neither the Company, any of its Subsidiaries or Dalian Fushi has granted rights to manufacture, produce, assemble, license, market or sell its products or services to any other Person nor is bound by any agreement that affects their exclusive right to develop, manufacture, assemble, distribute, market or sell its products and services. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company, any of its Subsidiaries or Dalian Fushi is a party or by which it or any its assets is bound that may involve (A) provisions restricting or affecting the development, manufacture or distribution of any their products or services, or (B) agreements not to compete with any person or entity or not to engage in any particular line of business.

      (bb) EMPLOYMENT OF WENBING CHRIS WANG. Wenbing Chris Wang shall remain in the employ of Dalian Fushi in his current position for a period of one year following Closing and shall use his best efforts to enter into an employment agreement with the Company pursuant to Section 6(i) in form and with such terms as acceptable to the Company and CA.

      (cc) FUNDS FLOW STATEMENT. The funds flow statement provided to the Investors and attached as Exhibit K shall be the only release instructions provided to the Escrow Agent by the Company pursuant to the Purchase Price Escrow Agreement at Closing.

      (dd) DISCLOSURE. The representations and warranties and statements made by the Company, Dalian Fushi and Management in this Agreement are true, accurate, correct and complete in every respect and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

      Each Investor, severally and not jointly, represents and warrants to the Company that the statements contained in this Section 4 are correct ---------- and complete as of the date of this Agreement.

      (a) ORGANIZATION AND STANDING. CA represents and warrants for itself that it is a limited partnership duly organized and validly existing under the laws of the State of Texas, holding partnership power and authority to own, operate and lease its assets to carry on its business as currently conducted, to execute and deliver this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. Each other Investor represents and warrants for itself that it is a Entity duly organized and validly existing under the laws of its jurisdiction of organization, holding power and authority to own, operate and lease its assets to carry on its business as currently conducted, to execute and deliver this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby.

      (b) AUTHORIZATION OF TRANSACTION. Each of the Investors has full corporate or partnership power and authority, as applicable (or capacity, if an individual), to execute and deliver this Agreement and any applicable Ancillary Agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms and conditions except to the extent that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors rights generally and by the application of general equitable principles. Except as otherwise required by applicable federal or state securities Laws, the Investors need not provide any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body of any other Person in order to consummate the transactions contemplated by this Agreement or any Ancillary Agreement.

      (c) BROKERS' FEES. No Investor has any Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries could become liable or obligated.

      (d) NO REGISTRATION. Other than as contemplated herein, each Investor understands that the Shares and the shares of Common Stock issuable on the exercise of the Warrants have not been registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Shares and the shares of Common Stock issuable on the exercise of the Warrants subsequently are so registered or qualify for exemption from registration under the Securities Act.

      (e) ACQUISITION FOR INVESTMENT. The Shares and Warrants are being acquired under this Agreement by each Investor in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The Shares and Warrants will not be offered for sale, sold or otherwise transferred by the Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws.

      (f) RISKS OF INVESTMENT. Each Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, holding the Shares and the shares of Common Stock issuable on the exercise of the Warrants until the effectiveness of a registration statement covering the Shares filed under the Securities Act).

      (g)   ACCREDITED   INVESTOR  STATUS.   Each  investor  is  an  "accredited
investor" within the meaning of Rule 502 of Regulation D promulgated under the Securities Act.

      (h) DISCLOSURE OF INFORMATION. Each Investor has had full access to all the information they consider necessary or appropriate to make an informed investment decision with respect to the Shares and Warrants to be purchased under this Agreement. Each Investor further has had an opportunity to ask questions and receive answers from the Company and Dalian Fushi regarding the Business and of the Company regarding the terms of the offering of the Shares and Warrants and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to any Investor or to which such Investor had access. Each Investor has not relied on any oral representation made by the Company, Dalian Fushi or any Subsidiary or any officer, director, employee or agent of any of them.

      (i) INVESTMENT EXPERIENCE. Each Investor understands the risks of investing in companies domiciled in the People's Republic of China and that the purchase of the Shares and Warrants involves substantial risk.

5.    REGISTRATION RIGHTS.

      (a)   REGISTRATION BY THE COMPANY.

            (i) Mandatory Registration. In addition to the registration statement filed by the Company under the Securities Act for the registration of the Common Stock issuable upon conversion of the Series B acquired by the Investors at Closing (as required by Section 6(m)):

                  (A) in the event additional shares of Common Stock are issuable pursuant to Section 2(c)(ii) the Company shall file a registration statement (or a post-effective amendment to the registration required by Section 6(m)) to register such additional Shares) with the SEC under the Securities Act for the registration of the Shares as promptly as practicable, but in no event later than 30 days, after the determination of the issuance of the Shares pursuant to Section 2(c)(ii); and

                  (B) any Investor acquiring shares of Common Stock (including issuable upon conversion of shares of Series A) pursuant to Section 8(b) under the Stock Escrow Agreement may request registration of such securities and the Company shall file a registration statement (or a post-effective amendment to the registration required by Section 6(m)) to register such additional securities) with the SEC under the Securities Act for the registration of the securities as promptly as practicable, but in no event later than 30 days after receipt of the Investor's request.

            (ii) Registration Statement Form. Registrations under this Section 5(a) shall be on Form S-3 or such other appropriate registration form of the SEC as shall be reasonably selected by the Company and approved by CA, which approval shall not be unreasonably withheld. The Company shall provide drafts of the Registration Statement proposed to be filed by it to the Investors in advance of the filing thereof and provide the Investors with a reasonable amount of time to review and comment on the same prior to its filing.

            (iii) Effective Registration Statement. A registration required pursuant to this Section 5(a) shall not be deemed to have been effected unless the Registration Statement has been declared effective by the SEC and has remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all of the Shares covered by such Registration Statement until such time as all of the Shares have been disposed of in accordance with the intended methods of disposition by each Investor set forth in such Registration Statement (unless the failure to so dispose of such Shares shall be caused solely by reason of a failure on the part of the Investors).

            (iv) Expenses; Taxes. All expenses (other than fees of counsel to the Investors) incurred in connection with registrations, filings or qualifications of Shares pursuant to this Section 5, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

      (b) PRIORITY REGISTRATIONS. Notwithstanding anything else set forth herein and subject to the limitations set forth below, the Registration Statement may include, in addition to the Shares, the shares of Common Stock that may be acquired by Glenn A. Little pursuant to the exercise of a warrant acquired by him under that certain Consulting Agreement, dated November 18, 2005, which shares shall constitute no more than 0.4% of the capitalization of the Company as set forth in Section 3(r) of the Company Disclosure Schedule; provided, however, (i) that any such inclusion shall not affect the rights of the Investors pursuant to this Section 5; and (ii) if the Company fails to provide Mr. Little sufficient notice regarding, or take appropriate actions to include Mr. Little's shares in, the Registration Statement, such failure shall in no way affect, change or delay, and Mr. Little shall have no rights regarding, the registration procedures described in this Section 5.

      (c) REGISTRATION PROCEDURES. The Company shall, as expeditiously as possible:

            (i) use its best efforts to cause the Registration Statement filed pursuant to Section 6(m) to be declared effective by the SEC within 90 days and not later than 120 days from the date of the initial filing;

            (ii) prepare and file with the SEC any other requisite Registration Statement pursuant to Section 5(a) and thereafter use its best efforts to cause such Registration Statement to be declared effective by the SEC within 90 days and not later than 120 days from the date of the initial filing;

            (iii) with regard to (i) and (ii), after the 120th day after the date of the initial filing, and for each 30-calendar day period thereafter in which the Registration Statement fails to be declared effective, the Company shall issue to each Investor a number of shares of Common Stock equal to 3% of such Investor's Shares covered by such Registration Statement at that time, which Shares shall be included in the Registration Statement and used in the calculation of any additional issuance pursuant to this Section 5(c)(iii);

            (iv) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement until the earlier of the time as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Investors set forth in such Registration Statement or the date that the Shares are eligible for resale pursuant to the provisions of Rule 144 under the Securities Act;

            (v) furnish to the Investors' counsel copies of any correspondence between the Company and the SEC with respect to such Registration Statement or amendments or supplements thereto filed pursuant to this Section 5.

            (vi) furnish such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably require.

            (vii) use its best efforts to (A) register or qualify the Shares under such other securities or blue sky laws of such states and jurisdictions where an exemption is not available and as the Investors shall reasonably request, (B) keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (C) take any other action which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the securities to be sold by the Investors, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(vii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

            (viii) use its best efforts to cause all Shares covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Investors to enable the Investors to consummate the disposition of such Shares;

            (ix) notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Investors promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

            (x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC;

            (xi) provide and cause to be maintained a transfer agent and registrar for all the Shares covered by such Registration Statement from and after a date not later than the effective date of such registration;

            (xii) provide a CUSIP number for all Shares covered by such Registration Statement not later than the effective date of the Registration Statement;

            (xiii) use its best effort to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of such Registration Statement or suspending the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, as promptly as reasonably practicable; and

            (xiv) use its best efforts to list the Shares on the American Stock Exchange or any other national securities exchange on which the shares of the same class covered by such Registration Statement are then listed or for which the Shares and the Company qualifies, and, if no such shares are so listed, on any national securities exchange on which the Common Stock is then listed.

Each Investor agrees by acquisition of the Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (ix) of this Section 5(c), such holder will forthwith discontinue such disposition of the Shares pursuant to the Registration Statement until Investor's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (ix) of this Section 5(c) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies of the prospectus then in such holder's possession relating to the Shares current at the time of receipt of such notice, other than permanent file copies.

      (d) LOCK-UP. After the effectiveness of a Registration Statement pursuant to Section 6(m), each Investor agrees to enter into standard lock-up agreement restricting the sale of 50% of each Investor's Shares covered by such Registration Statement for a period of time not to exceed 18 months from the date of effectiveness of the Registration Statement, the terms and form of which agreement shall be mutually agreeable among the Investors and the Company.

      (e)   INDEMNIFICATION.

            (i) Indemnification by the Company. With regard to any Registration Statement, the Company, Dalian Fushi and Management will, and hereby do, jointly and severally, indemnify and hold harmless each Investor and its respective directors, officers, partners, agents and Affiliates, against any Adverse Consequences, joint or several, to which such Investor or any such director, officer, partner, agent, Affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such any Adverse Consequences arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Investor and each such director, officer, partner, agent, Affiliate and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such any Adverse Consequences; provided, however, that the Company shall not be liable in any such case to the extent that any such any Adverse Consequences arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor or any such director, officer, partner, agent, Affiliate or controlling person and shall survive the transfer of such securities by the Investor.

            (ii) Indemnification by the Investors. As a condition to including the Shares in the Registration Statement, each Investor will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(e)(i)) each other Investor, the Company, and each director of the Company and each officer of the Company, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Investor specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the Liability of such indemnifying party under this Section 5(e)(ii) shall be limited to the amount of net proceeds actually received by such indemnifying party giving rise to such Liability.

            (v) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 5(e) (with appropriate modifications) shall be provided by the Company and each Investor with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

            (vi) Indemnification Payments. The indemnification and contribution required by this Section 5(e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Adverse Consequence is incurred.

6.    POST-CLOSING COVENANTS.

      The Parties agree as follows with respect to the period following the Closing.

      (a) GENERAL. In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under this Agreement).

      (b) AMERICAN STOCK EXCHANGE. Promptly following Closing, the Company, with the assistance of CA, shall prepare and submit a listing application to the American Stock Exchange and use its reasonable best efforts to have such listing approved and effective as soon as practicable after the effectiveness of the Registration Statement filed pursuant to Section 6(m).

      (c) BOARD OF DIRECTORS. Within 90 days following Closing, the Company and the current management and stockholders of Dalian Fushi shall, after consultation with CA and the other Investors, nominate a seven person Board of Directors of the Company and take all actions and obtain all consents, authorizations and approvals which are required to be obtained in order to effect the election of such Persons. Of such seven member Board of Directors,
(i) two members shall be members of the current management of Dalian Fushi, (ii) one member shall represent Kuhns Brothers, Inc., the Company's investment bankers, pursuant to an existing agreement, (iii) and at least four members shall be independent directors as determined pursuant to the American Stock Exchange Company Guide (which requirement may be waived or amended by Investors representing a majority of the outstanding Shares then held by Investors majority of the Investors if the Company is unable to obtain a listing of its Common Stock on the American Stock Exchange within six months following the Closing or such other period of time as acceptable to CA). The member to be elected chairman of the audit committee and the member to be elected vice-chairman of the board (who will also serve as chairman of the corporate governance committee) must be approved in advance by CA, which approval not to be unreasonably withheld. Each director's compensation shall be determined after consultation with the Investors.

      (d) BOARD OF Advisors. Promptly following Closing, and in addition to its Board of Directors, the Company shall establish a five-member board of advisors consisting of the individuals set forth in Section 6(d) of the Company Disclosure Schedule. If for any reason one or more of these individuals is unable or unwilling to serve on the initial board of advisors, the Company shall consult with CA as to substitute member(s) and any substitute member(s) must be approved in advance by CA, which approval not to be unreasonably withheld.

      (e) CHIEF FINANCIAL OFFICER. Promptly following Closing, the Company shall retain a chief financial officer acceptable to, and after consultation with, CA; provided, however, that retention of Dalian Fushi's current chief financial officer as the Company's chief financial officer under an employment agreement pursuant to Section 6(i) shall satisfy this Section 6(e).

      (f) NAME CHANGE; REVERSE STOCK SPLIT. Promptly following Closing, the Company shall take all actions and obtain all consents, authorizations and approvals, including any Governmental Authorizations, which are required to be obtained in order to (i) change the name of the Company to a name selected by and acceptable to the Company and CA, and (ii) effect a reverse stock split of the Common Stock so that the Company has a sufficient number of authorized and unissued shares of Common Stock, the details of which are set forth in Section 6(f) of the Company Disclosure Schedule, to permit the conversion of all outstanding shares of Series B acquired by the Investors pursuant to this Agreement.

      (g) EMPLOYEE STOCK OWNERSHIP PLAN. The Company shall reserve for issuance 20,000,000 shares of Common Stock under an approved and qualified employee stock ownership plan, terms of which shall be determined by the compensation committee of the Board of Directors of the Company (as constituted pursuant to Section 6(c)).

      (h) EXECUTIVE SEARCH. Promptly following the Closing, the Company shall retain one or more independent professional executive search firm, each as acceptable to CA and selected from a list of proposed firms provided by CA, to assist in the recruitment for the members to be added to the Board of Directors of the Company pursuant to Section 6(c).

      (i) EMPLOYMENT AGREEMENTS. The Company shall use its best efforts to promptly enter into employment agreements with Wenbing Chris Wang and the other members of Management as designated and by, with such terms as acceptable to, CA.

      (j) TRANSFER OF DALIAN FUSHI EMPLOYEES. The Company, WOFE and Dalian Fushi shall use their best efforts to promptly transfer the employment of all employees of Dalian Fushi to WOFE in accordance with applicable Laws. WOFE will enter into an employment agreement with each such transferred employee (the terms of which shall be acceptable to CA) and pay all social security, insurance, housing and other applicable fees and costs required under applicable Law.

      (k) COMPLIANCE WITH LAW. The shareholder(s) of the WOFE shall comply with Bulletin No. 75 Notice issued by the PRC State Administration of Foreign Exchange, including but not limited to, the obligation to file disclosure forms with respect to their ownership status in the Company on or before March 31, 2006, and the obligation to transfer any dividends or profits they received offshore to the PRC within 180 days upon the receipt of such dividends or profits.

      (l) COMPLETION OF RESTRUCTURING. Commencing at the Closing, the Company, WOFE and Dalian Fushi shall use their best efforts to complete in all respects the restructuring and related transactions contemplated by the Restructuring Agreements, including without limitations, by taking the following actions and obtaining the following approvals and certificates under applicable Laws, all of which shall be completed within 15 days of the Closing (the "Restructuring Completion Date"):

            (i) WOFE shall obtain an audit of its registered capital by an accounting firm duly qualified to conduct such audits in the People's Republic of China and a capital verification report from such firm (the "Capital Report");

            (ii) WOFE shall file the Capital Report with the PRC State Administration for Industry and Commerce in Dalian, People's Republic of China;

            (iii) Immediately following the registered capital verification process is completed, WOFE shall transmit to Dalian Fushi the full purchase price for the assets to be purchased by it under the Restructuring Agreements and upon receipt of the purchase price, the title for the Acquired Assets will be transferred to WOFE;

            (iv) WOFE shall arrange for, and have completed, an environmental report and inspection with respect to the machinery and equipment purchased by the WOFE pursuant to the Restructuring Agreements and as required under applicable Laws;

            (v) Dalian Fushi shall commence the patent transfer procedure as contemplated in the Restructuring Agreements, which procedure is estimated to take three to five months to complete; prior to the effectiveness of the patent transfer, the Company and its Subsidiaries shall have the exclusive legal right, royalty free, to use all of the patents specified in the Restructuring Agreements. Dalian Fushi shall execute any license agreements required by the Company that the Company deems necessary or advisable;

            (vi) WOFE shall obtain a new business license allowing it to conduct the Business;

            (vii) Dalian Fushi shall arrange for, and have completed, the granting of a secondary lien on the Leased Assets to WOFE (only up to the amount permissible under applicable Laws);

            (viii) Dalian Fushi shall send a written notice to its existing customers seeking consent to the assignment of all contracts of Dalian Fushi to WOFE. Dalian Fushi shall use its best efforts to obtain such consent. To the extent that customers agree to the assignment, Dalian Fushi shall assign and transfer all such contracts to WOFE; to the extent that customers do not agree to assign the contracts to WOFE, Dalian Fushi shall perform the contracts with WOFE's assistance as specified under the Restructuring Agreements and continue to seek such consents;

            (ix) As soon as the new business license for WOFE is obtained, WOFE and Dalian Fushi shall complete for WOFE the tax registration with, and obtain a tax certificate from, the tax bureau;

            (x) As soon as the new business license for WOFE is obtained, WOFE and Dalian Fushi shall complete the registration with customs authorities, if applicable; and

            (xi) WOFE and Dalian Fushi shall complete other registrations and filings with such competent authorities that are necessary for the conduct of the Business by the Company and its Subsidiaries and required by applicable Laws.

      (m) FILING OF REGISTRATION STATEMENT. The Company shall file a Registration Statement with the SEC under the Securities Act for the registration of the Common Stock issuable upon conversion of the Series B acquired by the Investors within 5 days after the Closing Date under this Agreement in a form and with disclosure acceptable to the Investors.

      (n) COMPANY BYLAWS. The Company shall use its best efforts to obtain shareholder approval for, and take all steps necessary to adopt, amended and restated bylaws reasonably acceptable to CA within 60 days after the Closing, and prepare and file a preliminary Schedule 14C information statement relating to the adoption and amendment of the Company bylaws within 15 days from the Closing Date.

7.    CONDITIONS TO OBLIGATION TO CLOSE.

      (a) CONDITIONS TO OBLIGATION OF THE INVESTORS. The obligation of each of the Investors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3 shall be true and correct in all material respects (for purposes of this Section, any representation or warranty that is qualified by a materiality standard shall be read without regard to any such materiality qualification as if such qualification were not contained therein);

            (ii) the certificate of designation containing the terms of the Series B as set forth in Exhibit A shall be duly authorized, adopted, filed and otherwise made effective;

            (iii) the certificate of designation containing the terms of the Series A Preferred Stock of the Company as set forth in Exhibit A shall be duly authorized, adopted, filed and otherwise made effective;

            (iv) the Company shall have filed a Current Report on Form 8-K with the SEC under the Exchange Act relating to the acquisition and leasing of assets of, and certain additional rights of and to, Dalian Fushi, the disclosure of which shall be in the form required by the SEC and otherwise reasonably acceptable to the Investors and in compliance in all material respects with the disclosure requirements under applicable Laws;

            (v) the Company shall have completed an audit on the Company and its Subsidiaries (including Dalian Fushi) conducted by Jimmy H. Cheung & Co. for the fiscal years ended December 31, 2004 and December 31, 2003, and the Company shall have received an unqualified audit opinion;

            (vi) the Company shall have obtained a shareholder approval for the reverse split and name change and shall have filed a preliminary Schedule 14C information statement relating to the reverse stock split and the name change contemplated in Section 6(f) in a form and with disclosure acceptable to the Investors;

            (vii) the Company shall have completed a share exchange with all of the stockholders of DPI, whereby the Company shall become the sole owner of DPI and sole indirect owner of WOFE;

            (viii) Dalian Fushi shall have completed an amendment to the stock purchase agreement dated as of November 28, 2005, between Dalian Fushi and Glenn Little pursuant to which Mr. Little agrees to receive his purchase price from the proceeds under this Agreement;

            (ix) the Company, Dalian Fushi and Management shall have delivered to the Investors a certificate to the effect that each of the conditions specified in Section 7(a)(i)-(viii) is satisfied in all respects;

            (x) the Company shall have delivered to the Investors the funds flow statement pursuant to Section 3(cc), which statement is acceptable to the Investors and shall be signed by Glenn Little;

            (xi) the Restructuring Agreements attached as Exhibit I shall be in a form and with such terms as acceptable to the Investors;

            (xii) the Investors shall have received the Ancillary Agreements executed by the Company, Dalian Fushi, Management and the Series A holders, as applicable;

            (xiii) the Investors shall have received from U.S. counsel to the Company an opinion in form and substance as set forth in Exhibit M, addressed to the Investors, and dated as of the Closing Date;

            (xiv) the Investors shall have received from Chinese counsel to the Company an opinion in form and substance as set forth in Exhibit N, addressed to the Investors, and dated as of the Closing Date; and

            (xv) all actions to be taken by the Company in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents reasonably required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Investors.

The Investors may waive any condition specified in this Section 7(a) if they execute a writing so stating at the Closing.

      (b) CONDITIONS TO OBLIGATION OF THE COMPANY, DALIAN FUSHI AND MANAGEMENT. The obligation of the Company, Dalian Fushi and Management to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 4 shall be true and correct in all material respects (for purposes of this Section, any representation or warranty that is qualified by a materiality standard shall be read without regard to any such materiality qualification as if such qualification were not contained therein);

            (ii) the Investors shall have delivered to the Company a certificate to the effect that the condition specified above in Section 7(b)(i) is satisfied in all respects;

            (iii) the Company shall have received the Ancillary Agreements executed by the Investors, as applicable; and

            (iv) all actions to be taken by the Investors in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents reasonably required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

The Company may waive any condition specified in this Section 7(b) if it executes a writing so stating at the Closing.

8.    REMEDIES FOR BREACHES OF THIS AGREEMENT.

      (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the representations, warranties, covenants, indemnities and other agreements contained in this Agreement shall survive two years from the effective date of the Registration Statement filed pursuant to Section 6(m).

      (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE INVESTORS. In addition to any indemnification under Section 5, in the event the Company, Dalian Fushi or Management breaches any of its representations, warranties and covenants contained herein (ignoring for purposes of determining whether or not any such breach has occurred any materiality qualifiers), the Company, Dalian Fushi and Management, jointly and severally, agree to indemnify, defend and hold harmless the Investors and any of their directors, officers, employees, agent, representatives or Affiliates (each, an "Indemnified Party") from and against the entirety of any Adverse Consequences the Investors may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The aggregate Liability of the Company and Dalian Fushi under this Section 8(b) shall be limited as to each Investor to the amount of the Purchase Price paid by such Investor as set forth on Exhibit C; provided, however, that this limitation on Liability shall not apply to any indemnification of the Investors pursuant to
Section 5. To satisfy any rights to indemnification pursuant to this Section 8 or Section 5, claims by the Indemnified Party may be made for (i) cash or (ii) Dual Purposes Escrow Shares pursuant to the terms and provisions of the Stock Escrow Agreement, in each case at the option and in the sole discretion of the Indemnified Party. Notwithstanding anything to the contrary in this Agreement, none of the Indemnified Parties shall be entitled to assert any right to indemnification under this Section 8(b) until the aggregate Liability relating to any Adverse Consequences claimed by one or more of the Indemnified Parties exceeds $100,000 (whether resulting from one claim or a series of claims, separate or related), and in such event the Indemnified Parties shall be entitled to recover the full amount of all such Liability from the first dollar without regard to the $100,0000 minimum threshold and this minimum threshold shall not apply to any subsequent claims by the Indemnified Parties under this
Section 8(B).

      (c)   MATTERS INVOLVING THIRD PARTIES.

            (i) If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under Section 5 or this Section 8, then each Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is actually and materially prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the
Indemnified   Party  has  given  notice  of  the  Third  Party  Claim  that  the
Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third

Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 8(d)(ii) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Parties need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in Section 5 or this Section 8, as applicable.

9.    MISCELLANEOUS.

      (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. The Company shall not issue any press release or make any public announcement relating to the subject matter of this Agreement prior to or in the 90 days subsequent to the Closing without the prior written approval of CA; provided, however, that a Party's failure to object to any press release or public announcement within two business days of notice of a proposed press release or public announcement, such notice to be delivered pursuant to Section 9(g), shall be deemed approval; provided, further, that any Party may make any public disclosure it believes in good faith is required by applicable Law or regulation or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

      (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) ENTIRE AGREEMENT. This Agreement (including any Ancillary Agreements) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Investor may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Investor shall no longer remain responsible for the performance of all of its obligations hereunder).

      (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a Party when
(a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

      If to the Investors:

      Chinamerica Fund, L.P.
      2909 St. Andrews Drive
      Richardson, Texas 75082

      Attention:
      Christopher Efird
      Telephone No.: (972) 690-1177
      Facsimile No.: (972) 690-1306
      E-mail: Chris@efirdonline.com

      with a copy (which shall not constitute notice) to:

      Baker & McKenzie LLP
      Pennzoil Place, South Tower
      711 Louisiana, Suite 3400
      Attention: Jonathan B. Newton
      Telephone No.: (713) 427-5000
      Facsimile No.: 427-5099
      E-mail: jonathan.b.newton@Bakernet.com

      If to the Company, Dalian Fushi or Management:

      Parallel Technologies, Inc.
      558 Lime Rock Road
      Lakeville, Connecticut 06039
      Attention: John D. Kuhns
      Telephone No.: 860-435-7000
      Facsimile No.: 860-435-6540
      E-mail: jdkuhns@kuhnsbrothers.com
      with a copy (which shall not constitute notice) to:

      Guzov Ofsink, LLC
      600 Madison Avenue, 14th Floor
      New York, New York 10022
      Attention: Darren L. Ofsink
      Telephone No.: (212) 371-8008
      Facsimile No.: (212) 688-7273
      E-mail: dofsink@golawintl.com

      (h) CONTROLLING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of Texas for any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any Proceeding under this Agreement may be served on any Party anywhere in the world. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Investors the right to commence Proceedings relating to this Agreement in any foreign jurisdiction, including the People's Republic of China.

      (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company, CA and Investors representing a majority of the outstanding Shares then held by the Investors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      (k) EXPENSES. The Company shall bear all costs and expenses relating to the acquisition of assets of, and certain additional rights of and to, Dalian Fushi. The Company shall pay CA's out-of-pockets costs and expenses in connection with the transactions contemplated by this Agreement and any Ancillary Agreement (including legal fees and expenses of legal counsel to the Investors) up to a maximum of $25,000. Except as otherwise provided in this
Section 9(k) or elsewhere in this Agreement, each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (l)   CONSTRUCTION.   The  Parties  have   participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the Investors would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Investors shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

      (o) DISPUTES; ARBITRATION. Subject to Section 9(n), any issue, dispute, Proceeding or controversy arising out of or relating to this Agreement (or any Ancillary Agreement), its alleged breach or its subject matter (a "Dispute") shall be resolved pursuant to this Section 9(o).

            (i) Any Dispute shall first be referred to CA as a representative of the applicable Investors and a representative of the Company who has authority to settle the controversy for resolution between such Parties, if possible. Those Persons may, if they desire, consult outside experts or a mutually respected disinterested Person for assistance in arriving at a resolution.

            (ii) If any Dispute cannot be resolved after good faith negotiation, either Party or the Indemnifying Party or its applicable Affiliate, may, by written notice ("Arbitration Notice") to the other, demand to have the claim finally and exclusively settled by confidential and binding arbitration in Houston, Texas, governed by the laws of the State of Texas and in accordance with the commercial rules of arbitration of the American Arbitration Association in effect at that time. A total of three arbitrators shall be appointed. Within 10 days after dispatch of the Arbitration Notice, each of the applicable Investors and the Company shall appoint one arbitrator, and the two so chosen shall select a third within 15 days of the expiration of the 10-day period. Each arbitrator shall have at least 10 years of experience in an industry or profession related to the subject matter involved in the Dispute, and all arbitration proceedings shall be held, and a transcribed record thereof shall be prepared, in English. Neither Party involved in the arbitration shall have the right to conduct discovery of the other (except as the arbitrators may so order on the application of either Party), but shall furnish to the arbitrators such information as the arbitrators may reasonably request to facilitate the resolving of the Dispute. The arbitrators shall announce the award and the reason therefor in writing within three months from the date of the selection of the third arbitrator, or such later date as the Parties may agree upon in writing. The losing Party on a specific claim or counterclaim shall bear all expenses of the arbitration, including those relating to the arbitrators, and attorney's fees, experts and presentation of proof with respect to that claim or counterclaim. Any award granted by the arbitrators shall be final and binding upon the Parties and shall constitute the sole and exclusive remedy for any dispute between the Parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties expressly submit to the non-exclusive jurisdiction of the courts of the United States of America for the enforcement of any arbitration award.

            (iii) Notwithstanding the foregoing provisions of this Section 9(o), in the event there is a good faith conflict of interest among two or more Investors relating to any Dispute, this Section 9(o) shall not apply to such Investors individually, and separate arbitration Proceedings may occur, to the extent necessary.

                  (Remainder of page intentionally left blank)

      The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

                                           PARALLEL TECHNOLOGIES, INC.


                                           By: /s/ Fu Li
                                              ----------------------------------
                                              Name:  FU LI
                                              Title: CEO


                                           DALIAN FUSHI BIMETALLIC MANUFACTURING
                                           COMPANY, LTD.


                                           By: /s/ Fu LI
                                              ----------------------------------
                                              Name: FU LI
                                              Title: CEO


                                           MANAGEMENT OF DALIAN FUSHI BIMETALLIC
                                           MANUFACTURING COMPANY, LTD.


                                           /s/ Fu Li
                                           -------------------------------------
                                           Fu Li


                                           /s/ Yang Yue
                                           -------------------------------------
                                           Yang Yue


                                           /s/ Yang Xishan
                                           -------------------------------------
                                           Yang Xishan


                                           /s/ Chunyan Xu
                                           -------------------------------------
                                           Chunyan Xu


                                           /s/ Wenbing Chris Wang
                                           -------------------------------------
                                           Wenbing Chris Wang


                     (Signatures continue on following page)

                                           THE INVESTORS

                                           CHINAMERICA FUND, LP


                                           By:/s/ Beau Johnson
                                           -------------------------------------
                                              Name: Beau Johnson
                                                    ----------------------------
                                              Title: Managing Director
                                                     ---------------------------


                                           CHINAMERICA DALIAN FUSHI
                                           ACQUISITIONS, LLC


                                            By:/s/ Beau Johnson
                                           -------------------------------------
                                              Name: Beau Johnson
                                                    ----------------------------
                                              Title: Managing Director
                                                     ---------------------------


                                           BARRON PARTNERS LP


                                           By: /s/ Andrew Werden
                                           -------------------------------------
                                              Name: Andrew Werden
                                                    ----------------------------
                                              Title: Managing Partner
                                                    ----------------------------

                                           RENAISSANCE US GROWTH INVESTMENT
                                           TRUST


                                           By: /s/ Russell Cleveland
                                              ----------------------------------
                                              Name:  Russell Cleveland
                                              Title: President, RENN Capital
                                                     Group, Investment Adviser


                                           BFS US SPECIAL OPPORTUNITIES TRUST
                                           PLC


                                           By:  Russell Cleveland
                                              ----------------------------------
                                              Name:  Russell Cleveland
                                              Title: President, RENN Capital
                                                     Group, Investment Adviser


                     (Signatures continue on following page)

                                           ENABLE GROWTH PARTNERS LP


                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________


                                           ENABLE OPPORTUNITY PARTNERS LP


                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________


                                           LAKE STREET FUND LP


                                           By:  /s/ Scott Hood
                                              ----------------------------------
                                              Name:  Scott Hood
                                              Title: Manager


                                           WEDBUSH SEC INC. CUST.
                                           IRA ROLLOVER 10/13/92

                                           By:  /s/ Fred L. Astman
                                              ----------------------------------
                                              Name:  Fred L. Astman
                                              Title: Owner


                                           POPE ASSET MANAGEMENT LLC


                                           By: /s/ William P. Wells
                                              ----------------------------------
                                              Name:  William P. Wells
                                              Title: President

                                    EXHIBIT A

              CERTIFICATES OF DESIGNATIONS, PREFERENCES AND RIGHTS FOR SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK

                   (See Exhibits 3.4 and 3.5 to this Form 8-K)

                                    EXHIBIT B

                                 FORM OF WARRANT

                       (See Exhibit 4.2 to this Form 8-K)

                                          EXHIBIT C

                                          INVESTORS

                                                                      PERCENTAGE
                                          SHARES OF                      OF        NUMBER OF
                                          SERIES B    COMMON STOCK   OUTSTANDING    SHARES
                                         CONVERTIBLE ISSUABLE UPON     VOTING      ISSUABLE
                                          PREFERRED    CONVERSION      CAPITAL       UPON
   NAMES OF      PURCHASE    PERCENTAGE     STOCK     POST REVERSE   STOCK POST    EXERCISE
   INVESTORS       PRICE    AMONG GROUP   PURCHASED      SPLIT      REVERSE SPLIT OF WARRANT
--------------------------------------------------------------------------------------------
Chinamerica     $1,700,000  0.141666667   30,518.52   602,083.3333   0.030104167  301,041.67
Fund, LP
--------------------------------------------------------------------------------------------
Chinamerica
Dalian Fushi
Acquisitions,
LLC             $1,000,000  0.083333333   17,952.07     354,166.67   0.017708333  177,083.33
--------------------------------------------------------------------------------------------
Pope Asset
Management LLC  $3,500,000  0.291666667   62,832.25  1,239,583.333   0.061979167  619,791.67
--------------------------------------------------------------------------------------------
Renaissance US
Growth
Investment
Trust           $1,000,000  0.083333333   17,952.07     354,166.67   0.017708333  177,083.33
--------------------------------------------------------------------------------------------
BFS US Special
Opportunities
Trust PLC       $1,000,000  0.083333333   17,952.07     354,166.67   0.017708333  177,083.33
--------------------------------------------------------------------------------------------
Enable Growth
Partners LP       $600,000         0.05   10,771.24     212,500.00      0.010625  106,250.00
--------------------------------------------------------------------------------------------
Enable
Opportunity
Partners LP       $150,000       0.0125    2,692.81      53,125.00    0.00265625   26,562.50
--------------------------------------------------------------------------------------------
Lake Street

Fund LP        $700,000.00  0.058333333   12,566.45     247,916.67   0.012395833  123,958.33
--------------------------------------------------------------------------------------------
Fred L. Astman $350,000.00  0.029166667    6,283.22     123,958.33   0.006197917   61,979.17
--------------------------------------------------------------------------------------------
Barron
Partners LP     $2,000,000  0.166666667   35,904.14     708,333.33   0.035416667  354,166.67
--------------------------------------------------------------------------------------------
Total                                    215,424.84   4,250,000.00     0.2125000   2,125,000
-----                                    ----------   ------------   -----------  ----------

                                    EXHIBIT D

                             (Intentionally Omitted)

                                    EXHIBIT E

                             STOCK ESCROW AGREEMENT

                                 (See attached)

                                                                  EXECUTION COPY


                             STOCK ESCROW AGREEMENT

      This Stock Escrow Agreement (this "Agreement") is made as of December 13, 2005, by and among Parallel Technologies, Inc., a Nevada corporation (the "Company"), Dalian Fushi Bimetallic Manufacturing Company, Ltd., a company organized under the laws of the People's Republic of China ("Dalian Fushi"), the persons listed on the signature pages hereto as the Series A Convertible
Preferred Shareholders of the Company (the "Series A Holders"), Chinamerica Fund, LP, a Texas limited partnership ("CA"), the other investors listed on the signature pages hereto (CA and the other investors shall be referred to individually as an "Investor" and collectively as the "Investors") and Gateway National Bank, N.A., as the escrow agent (the "Escrow Agent"). All of the aforementioned are also referred to individually herein as a "Party" and collectively herein as the "Parties."

                             PRELIMINARY STATEMENTS

      A. The Company, Dalian Fushi, the Investors and certain members of management of Dalian Fushi have entered into that certain Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement"), a copy of which has been delivered to the Escrow Agent, pursuant to which the Company will issue and sell to the Investors, and the Investors will subscribe for and acquire from the Company, certain Company securities for a purchase price of $12 million upon the terms and subject to the conditions set forth therein. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement.

      B. Dalian Fushi currently owns 20,000,000 shares of the common stock of the Company, par value $.006 per share ("Common Stock"), representing 50.96% of the total issued and outstanding shares of Common Stock of the Company.

      C. The Series A Holders currently own 746,254 shares of Series A Convertible Preferred Stock of the Company, par value $.001 (the "Series A"), which are convertible into 14,718,458 shares of Common Stock pursuant to the terms of such preferred stock.

      D. Section 14 of the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Company, par value $.001 (the "Series B"), a copy of which has been delivered to the Escrow Agent, provides certain rights to the Investors, as Series B holders, to acquire then-outstanding shares of Common Stock and Series A (the "Certificate Shares"), which shares will be deposited at the Closing in escrow by Dalian Fushi and the Series A Holders as security for the Company's obligations under the Certificate of Designations, Preferences and Rights of the Series B. Dalian Fushi and the Series A Holders (including any Persons who subsequently acquire shares of Common Stock or Series A from them or their transferrees) shall be collectively referred to as the "Dalian Fushi Shareholders" for purposes of such Section 14.

      E. Section 2(c)(i) of the Stock Purchase Agreement provides that, at the Closing, the Series A Holders will deposit in escrow a number of shares of Series A convertible into at least 3,000,000 shares of Common Stock, which shares shall be held as security in the event the 2005 Target Profit is not met (including the shares of Common Stock issuable upon conversion, the "Claim Shares" and collectively with the Certificate Shares, the "Escrow Shares").

      F. The Claim Shares shall also serve as collateral for the indemnification obligations of the Company, Dalian Fushi and Management under Section 8 of the Stock Purchase Agreement.

      G. The escrow fund created by the deposit of the Escrow Shares is referred to as the "Escrow Fund." For the avoidance of doubt, the Claim Shares will be included in the Certificate Shares.

      H. Pursuant to the terms of the Stock Purchase Agreement and the Certificate of Designations, Preferences and Rights for the Series B, the Parties have agreed, as a condition to their respective obligations thereunder, to enter into this Agreement and establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Fund.

      I. The Parties desire to appoint the Escrow Agent to act pursuant to the terms and conditions set forth herein and the Escrow Agent desires to accept such appointment.

      J. Dalian Fushi and the Series A Holders desire to appoint the Company to act as their representative pursuant to the terms and conditions set forth herein and the Company desires to accept such appointment.

                                    AGREEMENT

      The Parties, intending to be legally bound, agree as follows:

      1. ESTABLISHMENT OF THE ESCROW FUND.

      (A) Escrow Fund. The Escrow Agent agrees to (i) accept delivery of the shares of Common Stock, consisting of 20,000,000 shares, (ii) accept delivery of 746,254 shares of Series A (including the shares of Common Stock issuable upon conversion of such Series A), and (iii) hold such Escrow Shares in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement, Section 2(c)(i) and Section 8 of the Stock Purchase Agreement and
Section 14 of the Certificate of Designations, Preferences and Rights for the Series B (the "Escrow Provisions").

      (B) Escrow Arrangements; Purpose. The Escrow Fund is to be held and distributed by the Escrow Agent in accordance with and subject to the provisions of this Agreement and the applicable Escrow Provisions. The Escrow Fund is held for the benefit of the Investors as security and collateral for the obligations of the Company under the Certificate of Designations, Preferences and Rights for the Series B, the indemnification obligations of the Company, Dalian Fushi, Management and the Series A Holders under Section 8 of the Stock Purchase Agreement, and in the event the 2005 Target Profit is not met pursuant to
Section 2(c)(i) of the Stock Purchase Agreement.

      2.  ADMINISTRATION  OF ESCROW FUND AND TAX ESCROW  FUND.

      (a) Delivery of Escrow Shares. At Closing, the Escrow Shares will be delivered by the Company, on behalf of Dalian Fushi and the Series A Holders (each, a "Holder," and collectively, the "Holders") to the Escrow Agent in accordance with the applicable Escrow Provisions, together with stock powers executed in blank. The Escrow Agent will provide the Company written notification of the receipt of each Holder's respective Escrow Shares in accordance with Section 5.

      (b) Holders'  Accounts.  The Escrow Agent will maintain for the Holders an accounting record (each, a "Holders' Account") specifying the Holders' respective portion of the assets comprising the Escrow Fund held for the record of the Holders pursuant to the applicable Escrow Provisions. All Escrow Shares received by the Escrow Agent under Section 2(a) will be held in the name of each of the Holders in the Escrow Fund and will be allocated to the Holders' Account in accordance with Exhibit A. The Escrow Agent shall promptly amend Exhibit A to reflect any change in the assets comprising the Escrow Fund and the portion applicable to each individual Holder.

      (C)  Dividends,  Voting,  Conversions  and  Rights of  Ownership.

      (i) The Holders will have voting rights with respect to their respective portion of the Escrow Shares deposited in the Escrow Fund while such Escrow Shares are held in escrow. While the Escrow Shares are held in escrow, the Holders will retain and will be able to exercise all other incidents of ownership of their respective Escrow Shares, which are not inconsistent with the terms and conditions of this Agreement and the Stock Purchase Agreement. The Escrow Agent agrees to deliver, or cause to be delivered, to each applicable Seller only those proxy materials with respect to the Escrow Shares in the Escrow Fund that are actually received by the Escrow Agent.

      (ii) Stock dividends or other distributions (other than cash as provided below) upon the Escrow Shares shall be added to the Escrow Fund, and shall not be distributed to the Holders, as their interests may appear; and, to the extent any stock dividends are actually distributed to the Holders with respect to such Escrow Shares prior to the Expiration Date, the Holders shall promptly remit such shares to the Escrow Agent and such shares shall be added to the Escrow Fund.

      (iii) Any shares of Common Stock issued to the Series A Holders upon conversion of the Series A shall be delivered by the Company to the Escrow Agent and added to the Escrow Fund, and shall not be distributed to the Series A Holders; and, to the extent any such shares are actually distributed to the Series A Holders upon conversion of the Series A prior to the Expiration Date, the Series A Holders shall promptly remit such shares to the Escrow Agent and such shares shall be added to the Escrow Fund.

      (iv) Cash dividends or distributions upon the Escrow Shares shall not be added to the Escrow Fund, but shall be distributed to the Holders, as their interests may appear, net of applicable withholding taxes.

      (v) The parties hereto agree that, for tax purposes, all taxable income, if any, attributable to the Escrow Fund pursuant to this Agreement shall be allocable to each respective Holder in accordance with each Holders' Account on Exhibit A. For greater certainty, the Escrow Agent shall be authorized, as required under applicable law, to withhold and remit to the Internal Revenue Service a portion of any income earned on the Escrow Fund held by the Escrow Agent pursuant to this Agreement.

      (d) Claims upon the Escrow Fund.

      (i) Section 14 of the Certificate of

Designations, Preferences and Rights for the Series B.

      (A) Upon receipt by the Escrow Agent of a certificate from CA, as representative of the Series B holders, pursuant to Section 14 of the Certificate of Designations, Preferences and Rights for the Series B stating that (1) the conditions specified in Section 14(a) of the Certificate of Designations, Preferences and Rights have not occurred within 120 days since the initial issuance of the Series B or, thereafter, within any additional 30-day period, and (2) the number of Certificate Shares (as designated by CA in shares of Common Stock or Series A, as available) to be delivered to the Investors pursuant to such Section 14(a), the Escrow Agent shall, subject to the provisions of Section 2(e), deliver to the Investors out of the Escrow Fund, as promptly as practicable, in such manner and in such number of Certificate Shares as specified in such certificate from CA, which shares shall be allocated among the Investors based on each Investor's pro rata percentage of Series B shares then held. The Escrow Agent shall not be required to determine or calculate the number of shares or percentage of interest to be issued and shall not be obligated to issue Certificate Shares, but rather will only deliver the Certificate Shares as instructed in the certificate from CA to the Escrow Agent. Any Certificate Shares delivered pursuant to this Section 2(d)(i)(A) shall not be deemed to include any Claim Shares. For purposes of this Agreement, an Investor's pro rata percentage of Series B shares then held shall be initially based on Exhibit C to the Stock Purchase Agreement, and each Investor shall promptly notify CA of any transfer of all or any portion of its Series B shares and the identity of the purchaser of such shares.

      (B) Upon receipt by the Escrow Agent of a certificate from an Investor (with a duplicate copy delivered to CA), as a Series B holder, pursuant to
Section 14 of the Certificate of Designations, Preferences and Rights for the Series B stating that (1) the conditions specified in Section 14(a) of the Certificate of Designations, Preferences and Rights have not occurred within one year since the initial issuance of the Series B, (2) the Company has failed to purchase all of the outstanding shares of Series B by the 30th day after such one-year period, and (3) payment has been tendered pursuant to Section 14(b) of the Certificate of Designations, Preferences and Rights for the Series B, in the amount of $.001 per share, the Escrow Agent shall, subject to the provisions of
Section 2(e), deliver to the Investor out of the Escrow Fund, as promptly as practicable, such number of the Certificate Shares (including the Claim Shares included therein) as such Investor claims in such certificate (which shall be based on such Investor's pro rata percentage of Series B shares then held). The Escrow Agent shall not be required to determine or calculate the number of shares or percentage of interest to be issued and shall not be obligated to issue Certificate Shares, but rather will only deliver the Certificate Shares as instructed in the certificate from such Investor to the Escrow Agent.

For purposes of any actions contemplated pursuant or relating to this Section 2(d)(i) or Section 14(b) of the Certificate of Designations, Preferences and Rights for the Series B, as of the date hereof, and without further act of any Party, CA is hereby appointed as the representative for and on behalf of each Investor (including any Person who subsequently acquires shares of Series B from an Investor or their transferees) pursuant to the terms of Section 14 of the Certificate of Designations, Preferences and Rights for the Series B. CA may take all actions necessary or appropriate in the judgment of CA in such capacity as representative for the Investors. In the absence of bad faith or willful misconduct, CA shall not be liable under any circumstances or for any reason for any act done or omitted hereunder as representative for the Investors. CA shall be indemnified and held harmless from and against any liability, indebtedness, claim, loss, damage, costs, expenses, judgments, penalties, deficiency, obligation or responsibility sustained or incurred by CA (other than due to bad faith or willful misconduct) arising out of or in connection with the acceptance or administration of CA's duties hereunder as representative for the Investors, including the reasonable fees and expenses of any legal counsel or experts retained by CA.

      (ii) Section 8 of the Stock Purchase Agreement.

      (A) Upon receipt by the Escrow Agent at any time on or before the last day of the two-year period following the date of the Stock Purchase Agreement of a certificate signed by an Investor (with a duplicate copy delivered to CA): (1) stating that the Investor or any of its respective Indemnified Parties has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Liabilities related to any Adverse Consequences, and (2) generally describing the Adverse Consequence included in the amount so stated or the basis for such anticipated

Liability, and the nature of the misrepresentation, breach of representation, warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 2(e), deliver to Investor out of the Escrow Fund, as promptly as practicable, Claim Shares in an amount equal to the Liabilities for such Adverse Consequences. Any such distribution shall be first made in any available shares of Common Stock, and then in shares of Series A.

      (B) For the purposes of determining the number of shares of Common Stock or Series A to be delivered to the Investor out of the Escrow Fund pursuant to
Section 2(d)(ii)(A), (1) the shares of Common Stock shall be valued at the average of the Trading Price for the 10 consecutive trading days ending immediately preceding the second trading day before the date such determination is made, and (2) the value of the shares of Series A shall be based on the value of the Common Stock into which such Series A would otherwise be convertible. "Trading Price" shall mean (a) if the Common Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, then the closing price of the Common Stock on the applicable date, (b) if the shares of Common Stock are not actively traded on any such exchange or system, then the arithmetic mean of the bid and asked prices of a share of the Common Stock on the applicable over-the-counter system, Pink Sheets or otherwise, or (c) if the shares of Common Stock are not actively traded, then a good-faith determination of the value by the full Board of Directors of the Company.

      (C) Notwithstanding the foregoing, any claims made under this Section 2(d)(ii) shall be stayed, and shall not otherwise be satisfied or processed by the Escrow Agent, until after the 2005 Performance Determinate Date (as defined below), and any payment out of the Escrow Fund under this Section 2(d)(ii) shall not exceed the remaining balance of the 3,000,000 Claim Shares after any Claim Shares are retired to the Company Treasury following the 2005 Performance Determination Date.

      (iii) Section 2(c)(i) of the Stock Purchase Agreement. Upon receipt by the Escrow Agent of a certificate signed by any Investor (with a duplicate copy delivered to CA): (A) stating that the Company has not met the 2005 Target Profit (as determined pursuant to Section 2(c)(i) of the Stock Purchase
Agreement), (B) specifying the 2005 Performance Adjustment (as determined pursuant to Section 2(c)(i) of the Stock Purchase Agreement), and (C) specifying in reasonable detail the number of the Claim Shares held in the Escrow Fund to be retired to the Company treasury, which in no event shall exceed the 3,000,000 Claim Shares, the Escrow Agent shall deliver to the Company out of the Escrow Fund, as promptly as practicable, such number of Claim Shares (or such number as then available) held in the Escrow Fund, which in no event shall exceed the 3,000,000 Claim Shares, and the Company will promptly take all necessary action to retire those shares to the Company Treasury. Any such retirement shall be first made in any available shares of Common Stock, and then in shares of Series
A. Any claims under this Section 2(d)(iii) shall be made within the 90-day period following the receipt by the Investors of the Company's 2005 audited financial statements pursuant to Section 2(c)(i) of the Stock Purchase Agreement (the last day of such 90-day period, the "2005 Performance Determinate Date").

      (e) Objection to Claims; Resolutions of Conflicts.

      (i) At the time of delivery of any Investor certificate delivered to the Escrow Agent pursuant to Section 2(d)(i), (ii) or (iii) (a "Claim Certificate"), a duplicate copy of such Claim Certificate will be delivered by the Investor to the Company, and for a period of 15 days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares unless the Escrow Agent shall have received written authorization from the Company to make such delivery. After the expiration of such 15-day period, the Escrow Agent shall deliver the Escrow Shares in accordance with Section 2(d)(i), (ii) or (iii), as applicable, provided that no such delivery may be made if the Company shall object in a written statement (the "Company Notice") to the claim made in the Claim Certificate, and such statement shall have been delivered to the Escrow Agent, with a copy to the Investor, prior to the expiration of such 15-day period. Notwithstanding the foregoing, with respect to Section 2(d)(i), the Company may only object if (A) all the shares of Common Stock issuable upon conversion of Series B have been delivered pursuant to Section 14 of the Certificate of Designations, Preferences and Rights for the Series B, or (B) sufficient payment has been made pursuant to such Section 14, and no other objection by the Company shall be recognized for purposes of this Section 2(e)(i). In the case of any claims made pursuant to
Section 2(d)(ii) prior to the 2005 Performance Determinate Date, such 15-day period shall not be deemed to commence until the day following the 2005 Performance Determinate Date.

      (ii) In case the Company shall object in writing to any claim or claims made in any Claim Certificate, the Company and the Investor shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Company and the Investor should so agree, a certificate setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such certificate and distribute Escrow Shares in accordance with the terms thereof.

      (iii) If no such agreement is reached within 15 days following receipt by the Escrow Agent of the Company Notice, either the Company or the Investor may demand arbitration of the matter unless, in the case of Section 2(d)(ii), the amount of the Liability related to the Adverse Consequence is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration pursuant to
Section 9(o) of the Stock Purchase Agreement; and, further, any non-disputed portion of the Escrow Shares subject to a Claim Certificate shall be delivered in accordance with Section 2(d).

      (f) Release from Escrow Fund. Unless a claim is pending in accordance with
Section 2(d) or (e), the Escrow Agent shall distribute to the Holders, as applicable, within five business days following the Expiration Date, all Escrow Shares remaining in the Escrow Fund as of their applicable Expiration Date, net of applicable withholding taxes with respect to dividends or other distributions pursuant to Section 2(c), in accordance with Exhibit A. For purposes of this Agreement, "Expiration Date" shall mean:

      (i) with respect to the Certificate Shares (but not any Claim Shares included therein), the satisfactions of the conditions set forth in Section 14 of the Certificate of Designations, Preferences and Rights for the Series B; and

      (ii) with respect to the Claim Shares, the second anniversary of this Agreement with respect to all Claim Shares remaining in the Escrow Fund.

If a claim is pending at and as of an Expiration Date, the Escrow Agent shall withhold from such distribution to the Holders only such portion of the Escrow Fund as is necessary to satisfy any unsatisfied claim until all such claims have been resolved pursuant to Section 2(e), and, as promptly as practicable after the Expiration Date, distribute all remaining assets in the Escrow Fund to the Holders.

      (g) No Encumbrance. The Escrow Fund shall be held as a trust fund and shall not be subject to any Encumbrance, trustee process or any other judicial process of any creditor of any party hereto. Except as provided in this Agreement, no Escrow Shares or any beneficial interest in the Escrow Shares may be pledged, sold, encumbered, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent, except as otherwise contemplated by this Agreement or the Stock Purchase Agreement.

      3. THE ESCROW AGENT; LIMITATION OF THE ESCROW AGENT'S LIABILITY; FEES AND EXPENSES.

      (a) The Escrow Agent is hereby appointed depositary and escrow agent for the Parties with respect to the Escrow Funds.

      (b) The Escrow Agent is not a party to, nor is it bound by nor need it give any consideration to the terms or provisions of, any agreement among the Parties other than this Agreement. The only duties and responsibilities of the Escrow Agent hereunder shall be to hold the Escrow Funds as escrow agent according to the terms and provisions of this Agreement and to dispose of and deliver the Escrow Funds as provided in this Agreement.

      (c) The Escrow Agent shall be indemnified and held harmless by the Investors and the Holders, from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Fund made by the Escrow Agent pursuant to this Agreement, except as a result of the Escrow Agent's willful misconduct or material breach of this Agreement, provided, however, that under all circumstances, Escrow Agent shall be given notice of any alleged breach of this Agreement and the reasonable opportunity to cure such alleged breach, which under all circumstances shall not be less than ten (10) business days following receipt of notice. The reasonable costs and expenses of enforcing this right of indemnification shall also be paid by the Company and the Holders. This right of indemnification shall survive the termination of this Agreement, and the removal or resignation of the Escrow Agent.

      (d) The Escrow Agent undertakes to perform only such duties as are specifically set forth in this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, provided, however, that under all circumstances, Escrow Agent shall be given notice of any alleged breach of this Agreement and the reasonable opportunity to cure such alleged breach, which under all circumstances shall not be less than ten (10) business days following receipt of notice, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent may consult with counsel (of its choice) regarding any of its duties or obligations hereunder, and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper party or parties. The Escrow Agent's duties shall be determined only with reference to this Agreement, the Stock Purchase Agreement, the Certificate of Designations, Preferences and Rights for the Series B and applicable Laws. The Escrow Agent is not charged with any duties or responsibilities in connection with any other documents or agreements.

      (e) Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder and the Company and the Holders agree to pay all the fees and expenses of the Escrow Agent, including the indemnity provided in Section 3(c) hereof.

      (f) It is understood and agreed that in the event any disagreement among the parties hereto results in adverse claims or demands being made in connection with the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of the Escrow Fund (including a final order entered following arbitration pursuant to Section 9(o) of the Stock Purchase Agreement) or (ii) a written agreement executed by the applicable Investors and the Company directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and enforceable and is not subject to further appeal. The Escrow Agent shall act on such court order and legal opinion without further question. Notwithstanding the foregoing, if Escrow Agent is in doubt or remains unsure of what action it should take hereunder, Escrow Agent shall have the right to file an interpleader action and interplead into a court of competent jurisdiction the Escrow Shares and all documents and instruments evidencing, pertaining or relating to the Escrow Shares and any other item, instrument or document held in or subject to the Escrow Fund and thereby Escrow Agent shall be released of its duties, responsibilities and obligations arising hereunder.

      (g) The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto. Such resignation shall become effective 10 business days following the receipt of such notice and Escrow Agent shall deliver, within 10 business days after the effectiveness of its resignation, the Escrow Shares and all items, documents and instruments held pursuant to the Escrow Fund to its successor Escrow Agent. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within 10 business days after the giving of such notice of resignation, the resigning Escrow Agent may, at the expense of Company and the Investors, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Subject to Section 3(f) hereof, if any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel (of its own choosing) is binding upon it, and if it complies with any such order, writ judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

      4. COMPANY AS REPRESENTATIVE. As of the date hereof, and without further act of any Party, the Company is hereby appointed as the representative for and on behalf of each Holder, to give and receive notices and communications, to authorize delivery to the Investors of Escrow Shares in satisfaction of claims by the Investors, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Company for the accomplishment of the foregoing. Subject to Section 2(e), the Company shall issue such certificates for such denominations of Escrow Shares to be delivered to any Investor pursuant to Section 2(d) in accordance with instructions in an Investor's certificate, from the Escrow Agent or from CA, as representative of the Investors. A decision, act, consent or instruction of the Company relating to the Escrow Fund shall constitute a decision of, and shall be final, binding and conclusive upon, each of the Holders, and the Escrow Agent and the Investors may rely upon any such decision, act, consent or instruction of the Company as being the decision, act, consent or instruction of each such Holders. In the absence of bad faith, the Escrow Agent and the Investors are hereby relieved from any Liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Company.

      5. NOTICES. Any certificate or other notice to any party hereto given pursuant to this Agreement shall be given by fax, first-class mail or nationally recognized express overnight courier delivery service addressed as follows. Notices shall not be deemed to be given until actually received.

      If to the Escrow Agent:

            Gateway National Bank, N.A.
            12655 N. Central Expressway, Suite 100
            Dallas, Texas 75243
            Attention: Billie McGuire
            Telephone No.: (972) 913-3122
            Facsimile No.: (972) 931-3100
            E-mail: bmcguire@gatewaybank.com

            with a copy (which shall not constitute notice) to:

            John C. Shackelford
            Shackelford, Melton & McKinley, LLP
            3333 Lee Parkway
            Tenth Floor
            Dallas, Texas 75219
            Telephone No.: (214) 780-1400
            Facsimile No.: (214) 780-1401
            E-mail: jshack@shacklaw.net

      If to the Investors:

            c/o Chinamerica Fund, L.P.
            2909 St. Andrews Drive
            Richardson, Texas 75082
            Attention: Christopher Efird
            Telephone No.: (972) 690-1177
            Facsimile No.: (972) 690-1306
            E-mail: Chris@efirdonline.com

            with a copy to counsel for CA (which shall not constitute notice) to:

            Baker & McKenzie LLP
            Pennzoil Place, South Tower
            711 Louisiana, Suite 3400
            Attention: Jonathan B. Newton
            Telephone No.: (713) 427-5000
            Facsimile No.: (713) 427-5099
            E-mail: Jonathan.B.Newton@Bakernet.com

      If to the Company, Dalian Fushi or any of the Series A Holders:

            Parallel Technologies, Inc.
            558 Lime Rock Road
            Lakeville, Connecticut 06039
            Attention:  John D. Kuhns
            Telephone No.:  860-435-7000
            Facsimile No.:  860-435-6540
            E-mail: jdkuhns@kuhnsbrothers.com

            with a copy (which shall not constitute notice) to:

            Guzov Ofsink, LLC
            600 Madison Avenue, 14th Floor
            New York, New York  10022
            Attention:  Darren L. Ofsink
            Telephone No.: (212) 371-8008
            Facsimile No.:  (212) 688-7273
            E-mail: dofsink@golawintl.com

      6. INCORPORATION BY REFERENCE OF PORTIONS OF THE STOCK PURCHASE AGREEMENT. The parties agree that the terms of Section 2(c)(i) and Section 8 the Stock Purchase Agreement and Section 14 of the Certificate of Designations, Preferences and Rights for the Series B shall be deemed to be incorporated by reference in this Agreement as if such Sections had been set forth in its entirety herein. Notwithstanding the immediately preceding sentence, the parties agree that the Escrow Agent's fees and expenses shall be governed under this Agreement. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Escrow Provisions In the event of any conflict between this Agreement and the Escrow Provisions, the provisions of the Escrow Provisions shall govern.

      7. GENERAL.

      (a) Controlling Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of Texas for any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any Proceeding under this Agreement may be served on any Party anywhere in the world. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Investors the right to commence Proceedings relating to this Agreement in any foreign jurisdiction, including the People's Republic of China.

      (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties adversely affected by such assignment; provided, however, that any Investor may assign any or all of its rights and interests hereunder to one or more of its Affiliates. Notwithstanding the foregoing, for purposes of this Agreement the term "Investor" shall include any transferees of an Investor's Series B shares.

      (c)  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (d) Entire Agreement. Subject to Section 6, this Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company (for itself and on behalf of the Holders), CA and Investors representing a majority of the outstanding Shares then held by Investors. The Investors and the Holders, as applicable, may waive any condition or any breach of any provision of this Agreement. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a wavier of any other condition or breach of any other provision contained in this Agreement.

(f) Amendment. Except for the right of the Escrow Agent to amend Exhibit A pursuant to Section 2(b), this Agreement may be amended with the written consent of the Investors, the Escrow Agent and the Holders; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by the Investors and the Holders, the Investors will appoint a successor Escrow Agent (reasonably acceptable to the Holders) which shall become the successor Escrow Agent upon delivery to the then current Escrow Agent of an instrument of acceptance of such appointment by such successor Escrow Agent.

               (Remainder of page intentionally left blank)

      The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

                                    GATEWAY NATIONAL BANK, N.A.
                                    as Escrow Agent

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                    PARALLEL TECHNOLOGIES, INC.

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                    SERIES A CONVERTIBLE PREFERRED
                                    SHAREHOLDERS:

                                    DALIAN FUSHI ENTERPRISE GROUP CO.


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------



                                    ------------------------------------------
                                    Chunyan Xu


                                    ------------------------------------------
                                    Yue Yang


                                    ------------------------------------------
                                    Xishan Yang


                  (Signatures continue on following page)

                                    DALIAN FUSHI BIMETALLIC MANUFACTURING
                                    COMPANY, LTD.

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                  (Signatures continue on following page)

                                    THE INVESTORS

                                    CHINAMERICA FUND, LP


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                    CHINAMERICA  DALIAN FUSHI  ACQUISITION, LLC

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                  (Signatures continue on following page)

                                    BARRON PARTNERS LP


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------



                  (Signatures continue on following page)

                                    RENAISSANCE US GROWTH INVESTMENT TRUST


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                  (Signatures continue on following page)

                                    BFS US SPECIAL OPPORTUNITIES TRUST PLC


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------



                  (Signatures continue on following page)

                                    LAKE STREET FUND LP


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------





                  (Signatures continue on following page)

                                    FRED L. ASTMAN
                                    WEDBUSH SEC. INC. CUST.
                                    IRA ROLLOVER 10/13/92


                                    ------------------------------------------
                                    Fred L. Astman




                  (Signatures continue on following page)

                                    ------------------------------------------
                                    John Peter Selda




                  (Signatures continue on following page)

                                    MIDSOUTH INVESTOR FUND LP



                                    By:
                                       ---------------------------------------
                                    Lyman O. Heidtke



                                    ------------------------------------------
                                    Lyman O. Heidtke





                  (Signatures continue on following page)

                                    POPE ASSET MANAGEMENT LLC


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                                    EXHIBIT A

                        HOLDERS' ACCOUNTS FOR ESCROW FUND

-------------------------------------------------------------------------------------------
                                                                               PERCENTAGE
                                                                                INTEREST
          HOLDER                    NUMBER AND TYPE OF ESCROW SHARES(1)        OF ESCROW
                                                                                 FUND(2)
-------------------------------------------------------------------------------------------
  Dalian Fushi Bimetallic       20,000,000 shares of Common Stock (81,542.79      0.55%
  Manufacturing Company                   following reverse split)
-------------------------------------------------------------------------------------------
                                  654,688.64 shares of Series A Convertible
  Dalian Fushi Enterprise         Preferred Stock (12,915,997.42 shares of        87.27%
  Group Co.                        Common Stock issuable upon conversion)
-------------------------------------------------------------------------------------------
                                  74,625.40 shares of Series A Convertible
  Yue Yang                     Preferred Stock (1,472,244.09 shares of Common     9.94%
                                       Stock issuable upon conversion)
-------------------------------------------------------------------------------------------
                                  12,238.57 shares of Series A Convertible
  Xishan Yang                   Preferred Stock (241,448.03 shares of Common      1.63%
                                       Stock issuable upon conversion)
-------------------------------------------------------------------------------------------
                                   4,701.40 shares of Series A Convertible
  Chunyan Xu                     Preferred Stock (92,751.38 shares of Common      0.62%
                                       Stock issuable upon conversion)
-------------------------------------------------------------------------------------------
  Total                             14,800,000.95 shares of Common Stock(3)        100%
-------------------------------------------------------------------------------------------





-----------------------------------

(1) Includes Common Stock issuable upon conversion of Series A Convertible Preferred Stock, which is based on conversion rate following the Company's contemplated 245.27 for 1 Common Stock reverse split (as provided in Section 14 of the Certificate of Designations, Preferences and Rights for the Series B).

(2)   Percentage interests based on post-reverse split.

(3) Assuming conversion of all Series A Convertible Preferred Stock and post-reverse split.

                                    EXHIBIT F

                             (Intentionally Omitted)

                                    EXHIBIT G

                             (INTENTIONALLY OMITTED)

                                    EXHIBIT H

                              FINANCIAL STATEMENTS

                             (Included in Form 8-K)

                                    EXHIBIT I

                            RESTRUCTURING AGREEMENTS

              (Included as Exhibits 10.2 through 10.8 of Form 8-K)

                                    EXHIBIT J

                                 USE OF PROCEEDS

                          (See Exhibit 4.4 of Form 8-K)

                                    EXHIBIT K

                              FUNDS FLOW STATEMENT

                         (See Exhibit 4.4 of Form 8-K)

                                    EXHIBIT L

                             (INTENTIONALLY OMITTED)




                                       L-1